Filed Pursuant to Rule 424(b)(5)
File No. 333-204635-17

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.625% Senior Notes due 2023	$250,000,000	99.205%	$248,012,500	$28,820

(1)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

DuPont Fabros Technology, L.P.

$250,000,000

5.625% Senior Notes due 2023

DuPont Fabros Technology, L.P. (the “Operating Partnership”), the operating partnership through which DuPont Fabros Technology, Inc. (the “Company”) holds assets and conducts its operations, is offering $250 million aggregate principal amount of 5.625% Senior Notes due 2023 (the “notes”). The Operating Partnership will pay interest on the notes semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015.

The notes will mature on June 15, 2023, unless earlier redeemed as described in this prospectus supplement.

The notes will be the Operating Partnership’s senior obligations and will be guaranteed, jointly and severally, on a senior basis by the Company and selected subsidiaries of the Operating Partnership specified in this prospectus supplement. The notes and guarantees will rank equal in right of payment with all of the Operating Partnership’s and the guarantors’ existing and future senior indebtedness, but will be effectively subordinated to all of the Operating Partnership’s and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes and guarantees will rank senior in right of payment to the Operating Partnership’s and the guarantors’ existing and future subordinated indebtedness, and will be structurally subordinated to all of the liabilities, including trade payables, of the Operating Partnership’s subsidiaries that have not guaranteed the notes.

At any time prior to June 15, 2018, the Operating Partnership may redeem the notes, in whole or in part, by paying the make whole amount described under “Description of Notes—Optional Redemption.” On or after June 15, 2018 the Operating Partnership may redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption. On or prior to June 15, 2018 the Operating Partnership may, at its option, redeem up to 35% of the aggregate principal amount of the notes at the premium set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. If the Operating Partnership sells assets without applying the proceeds in a specified manner, or undergoes specified changes in control, noteholders may require repurchase of all or a part of their notes. Notes will be issued only in denominations of $2,000 and integral multiples of $1,000.

The notes and the guarantees will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-17 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	99.205%	$248,012,500
Underwriting Discount	1.250%	$3,125,000
Proceeds (before offering expenses) to the Operating Partnership(1)	97.955%	$244,887,500

(1)	Plus accrued interest from June 9, 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the notes to purchasers in book-entry form on or about June 9, 2015.

Joint Book-Running Managers
SunTrust Robinson Humphrey		Goldman, Sachs & Co.
KeyBanc Capital Markets	RBC Capital Markets	Regions Securities LLC	Stifel

Co-Manager
TD Securities

The date of this prospectus supplement is June 4, 2015

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

You should read this document together with additional information described under the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and none of the underwriters is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, results of operation and prospects may have changed since those respective dates.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us” are to the Company, the Operating Partnership and the Company’s other direct and indirect subsidiaries collectively.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and other statements and information publicly disseminated by the Operating Partnership or the Company, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. We caution investors that any forward-looking statements presented in this prospectus supplement are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse general or local economic or real estate developments in our markets or the technology industry, including a continued and prolonged economic downturn;

•	failure to successfully lease vacant space in or operate properties;

•	defaults on or non-renewal of leases by customers, including by our four largest customers that accounted for 61% of our annualized base rent as of April 1, 2015;

•	failure to collect customer obligations and note receivables;

•	failure to obtain necessary financing, extend the maturity of or refinance our existing debt, or comply with the financial and other covenants of the agreements that govern our existing debt;

•	decreased rental rates, increased vacancy rates or customer bankruptcies;

•	increased interest rates;

•	the failure of the Company to qualify and maintain qualification as a real estate investment trust, or REIT;

•	adverse changes in tax laws;

•	environmental uncertainties and liabilities;

•	risks related to natural disasters;

•	financial market fluctuations, including disruptions in the financial and credit markets and the availability of capital and other financing; and

•	changes in real estate and zoning laws.

S-ii

The risks included above are not exhaustive, and additional factors could adversely affect our business and financial performance including factors and risks included or incorporated by referenced in this prospectus supplement. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statements, see the risk factors described under the “Risk Factors” section of this prospectus supplement and the risk factors incorporated by reference from our joint Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents that we file from time to time with SEC. We operate in a very competitive and rapidly changing environment and new risk factors may emerge from time to time. It is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

S-iii

SUMMARY

This summary highlights certain information concerning our business and this offering. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. See “Incorporation of Certain Information by Reference” and “Where to Find Additional Information” in this prospectus supplement. You should also carefully consider the “Risk Factors” sections in this prospectus supplement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by references in this prospectus supplement and the accompanying prospectus, as such may be updated in any future filings we make under the Exchange Act.

Our Company

We are a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. Our facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. Our customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud providers, healthcare and financial services. Our 11 data centers are located in Tier I multi-tenant data center markets, as defined by 451 Research, LLC. As of June 1, 2015, our data center portfolio totaled 2.84 million gross square feet and 249 megawatts of available critical load, which we define as the power available for exclusive use by customers, expressed in terms of megawatts, or MW, to power their servers and computing equipment. For the three months ended March 31, 2015, and the year ended December 31, 2014, we generated revenue of $107.3 million and $417.6 million, respectively, and funds from operations, or FFO, of $51.2 million and $220.7 million, respectively.

Our data centers are strategically located in four major population centers—Northern Virginia, suburban Chicago, Illinois; Piscataway, New Jersey and Santa Clara, California—each of which has significant electrical power availability and hubs of extensive fiber network connectivity. We hold a fee simple interest in 11 operating data centers—referred to as ACC2, ACC3, ACC4, ACC5, ACC6, ACC7 Phase I, VA3, VA4, CH1, NJ1 Phase I, SC1. We also hold a fee simple interest in three data center properties under development—referred to as CH2 Phase I, ACC7 Phase II and ACC7 Phase III; data center projects available for future development—ACC7 Phase IV, CH2 Phases II-III and NJ1 Phase II; and land to be used to develop additional data centers—referred to as ACC8 and SC2. With this portfolio of operating and development properties, we believe that we are well positioned as a fully integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

We believe that our data centers are engineered to the highest specifications commercially available and provide sufficient power to meet the needs of the world’s largest technology companies. Critical load is that portion of each facility’s total power capacity that is made available for the exclusive use by our customers to operate their computer servers. Because we believe that critical load is the primary factor used by customers in evaluating their data center requirements, our rents are based primarily on the amount of power made available to our customers, rather than the amount of space that they occupy. Accordingly, throughout this prospectus supplement, we discuss our operations in terms of critical load because it is one of the primary metrics that we use to manage our business. We also provide information relating to a facility’s total gross building area and its computer room square feet, or CRSF, which is the net rentable square feet of each of our facilities. We lease the CRSF and available power of each of our facilities to customers under long-term triple-net leases, most of which contain annual rental increases. As of June 1, 2015, we had commenced leases with 38 customers with 114 lease expiration dates, with only two of these leases having terms that expire in 2015. The weighted average remaining lease term for commenced leases was approximately 5.8 years as of April 1, 2015. We derive substantially all of our revenue from rents received from customers under existing leases at each of our operating properties.

Recent Developments

Recent Leasing Activity

On May 13, 2015, we entered into a new lease with Facebook, Inc. (“Facebook”) for space at our ACC7 data center facility located in Ashburn, Virginia. This lease is for 7.43 MW of available critical load and nearly 43,000 CRSF, with 4.46 MW commencing in ACC7 Phase I immediately and 2.97 MW commencing in ACC7 Phase II upon its opening, which is estimated to be in the fourth quarter of 2015. The weighted average lease term is 7.4 years. As of June 1, 2015, ACC7 Phase I was 84% leased and commenced on a critical load basis and 75% leased and commenced based on CRSF. As of June 1, 2015, ACC7 Phase II was 33% pre-leased on a critical load and 34% on a CRSF basis.

Facebook also leases nearly 36 MW of critical load at three other facilities located on our Ashburn, Virginia campus. As part of the ACC7 lease, we and Facebook amended each of these leases. The amendments give Facebook the right to individually decrease the term of the lease of each of nine computer rooms, each with 2.28 MW of available critical load, provided the aggregate reduction in lease terms does not exceed 67 months, or an average of approximately seven months per computer room. The amendments also extend the lease of one computer room totaling 2.28 MW of available critical load by six months and two computer rooms totaling 4.33 MW of available critical load by twelve months each.

Recent Development Activity

On June 1, 2015 we commenced development of Phase III of our ACC7 data center totaling 11.9 MW of critical load and 68,000 CRSF. We anticipate this development will be completed in the second quarter of 2016.

Completion of Succession Planning

On February 4, 2015, we announced the completion of our succession planning with the appointment of Christopher Eldredge as President and Chief Executive Officer, effective February 17, 2015. In addition, Mr. Eldredge was appointed a director of the Company. Mr. Eldredge joined the Company from NTT America Inc. (“NTT America”), a subsidiary of Nippon Telegraph and Telephone Corporation, where he served as Executive Vice President, Data Center Services and Global Solutions since 2013. In his role at NTT America, Mr. Eldredge led the data center services and global solutions business unit, comprised of 10 data centers in North America, and was responsible for the network services business, full profit and loss accountability, business development, marketing, new product development, and product and service delivery. Prior to joining NTT America, Mr. Eldredge was President and General Manager, Ethernet Exchange and Product Management, at The Telx Group, a privately held provider of data center solutions throughout the United States. He was also Executive Vice President, Alternate Channels and Carrier Sales, at Broadview Networks, a provider of integrated communications solutions. Mr. Eldredge also held executive leadership roles at Frontier Communications (formerly Citizens Communications). Mr. Eldredge received his Master of Business Administration degree from Dowling College, his Master of Arts degree in communication arts from New York Institute of Technology, and his Bachelor of Business Administration degree in marketing from Hofstra University.

Our Market Opportunity

Data centers are buildings that house a large number of computer servers and include the key related infrastructure necessary for operation of the servers, including systems for power distribution, environmental control, fire suppression and security. Network access is typically provided into a data center using optical fiber, normally from a variety of telecommunications carriers. The data center market in North America is highly fragmented with more than 300 companies providing different forms of multi-tenant data center services in North America, although not all data center providers are wholesale data center providers. Wholesale data center providers lease to a limited number of customers large amounts of space, which can range in size from 2,500 to 50,000 square feet, typically in space that has been segregated with cages or in separate rooms within the data center referred to as cells or pods. The wholesale data center model allows technology and enterprise companies to design their own server layout and manage the operation of their servers; generally offers greater power within a single data center facility, which provides savings on the cost to operate the data center infrastructure through economies of scale; and provides secure facilities with security and technical staff on-site 24 hours a day, seven days a week to protect and support the critical business processes of the customers operating their servers.

In contrast, colocation providers operate on a retail model and serve customers with smaller data processing requirements by renting individual racks/cabinets or small amounts of space that can range in size from 500 to 5,000 square feet in size, and offers customers services related to the management and operation of their servers. We have introduced a “mini-wholesale” offering that we anticipate will compete in a portion of this market.

Our Competitive Strengths

We believe that we distinguish ourselves from other data center providers through the following competitive strengths:

Data centers strategically located with high power capacity.    Our operating and planned development properties are strategically located in the Northern Virginia; suburban Chicago, Illinois; Piscataway, New Jersey and Santa Clara, California markets, each of which is located near sources of abundant and relatively inexpensive power, major population centers and significant fiber optic networks. We believe that these locations help attract and retain customers because access to less expensive power yields significant cost savings for our customers under the terms of our triple-net leases, and the proximity to large population centers enhances performance by reducing latency (the time it takes a packet of information to reach the end user). Additionally, our facilities are engineered to provide critical load sufficient to serve many of the world’s largest technology companies, which require more power than many colocation facilities are designed to provide.

Long-term triple net leases to industry-leading customers with strong credit.    Our customer base includes leading national and international companies. As of April 1, 2015, our four largest customers, Microsoft Corporation, Facebook, Rackspace Hosting, and Yahoo! Inc., which are currently under long term leases with staggered lease expirations, collectively accounted for 61% of our annualized base rent. Under the terms of our triple net leases, our customers occupy all or a percentage of each of our data centers and are obligated to reimburse us for property-level operating expenses. In addition, under our triple-net lease structure, customers pay for only the power they use to operate their computer servers and the power that is used to cool their space. We believe that this lease structure, together with the economies of scale resulting from the size of our data centers, results in our customers paying less for power and operating expenses over time than they would in a comparable colocation setting, where power costs and operating expenses are included in the license fee paid to the provider. Our triple-net lease terms also enable customers to control costs during any ramp-up phase (the period before they are utilizing all of the power they have contracted for). Most of our leases provide for annual rent increases, and, as of April 1, 2015, our weighted average remaining lease term was approximately 5.8 years.

Strong development track record and pipeline.    We currently own and operate 11 data centers, seven of which were 100% leased as of April 1, 2015. Our stabilized portfolio is 96% leased and our total operating portfolio was 94% leased as of April 1, 2015. We are currently developing three data center properties:

•	7.1 MW of critical load at CH2 in our suburban Chicago, Illinois market, which is expected to be completed in July 2015 and, as of June 1, 2015, was 20% pre-leased on a critical load and CRSF basis;

•	8.9 MW of critical load at ACC7 Phase II in our Northern Virginia market, which is expected to be completed in December 2015 and, as of June 1, 2015, was 33% pre-leased on a critical load and 34% on a CRSF basis; and

•	11.9 MW of critical load at ACC7 Phase III in our Northern Virginia market, which is expected to be completed in the second quarter of 2016.

We believe that our in-house development expertise, together with our relationships with contractors who are experienced in the construction of data centers, gives us a significant advantage over those of our competitors who are required to rely exclusively on third parties to develop, lease and maintain their properties. We currently have undeveloped property or parcels of land suitable for data center development in each of our four markets, which we believe gives us an advantage over those of our competitors who have to acquire suitable sites for future development.

Our Business Strategy

Our primary business objective is to maximize cash flow through the prudent management of a balanced portfolio of operating and development properties. Our business strategies to achieve these objectives are:

Maximize cash flow from existing properties.    We derive substantially all of our revenue from rents received from customers under existing leases at each of our operating properties. We strive to maximize our cash flows under these leases by including a monthly base rent obligation and, in many cases, a property management fee to compensate us for the management of the properties, and a triple net structure, which obligates our customers to reimburse us for the costs that we incur to operate the data center, including the cost of electricity used by customers to power their computer equipment and their pro rata share of most other operating expenses, such as real estate taxes and insurance. Our customers are also obligated to reimburse us for certain of the capital expenditures of our operating properties over the asset’s estimated useful life, together with the associated cost of capital. Most of our leases provide for annual increases of base rent—either a flat rate of about 2-3% or based on the consumer price index.

Lease available space.    Our primary focus for 2015 is to lease space that is vacant or is being developed. As of June 1, 2015, we had one operating property with a significant amount of vacant space available to be leased—NJ1 Phase I in Piscataway, New Jersey. Additional space will become available in 2015 when we place in service our current development projects. Yahoo! also plans to vacate 10.4 MW of critical load at ACC2 when its lease expires on September 30, 2015. We are actively marketing all of this space. In addition, Zynga has a lease at ACC5 for 1.14 MW of critical load that expires on June 30, 2015, at which time Zynga must vacate the facility or the lease will continue on a month to month basis. Zynga has not informed us of its intention following the expiration of the lease and there can be no assurances that Zynga will elect to continue the lease on a month to month basis following expiration of the lease’s term.

Expand and diversify customer base.    Our existing customer base consists primarily of large technology companies, and, as of April 1, 2015, our top four customers account for 61% of our annualized base rent. In recent years, we have been expanding our customer base by marketing our available space to other customers, including financial services companies, enterprise companies and government agencies, which demand data center space in smaller quantities—generally 3 MW or less—than large technology companies. We added three new customers in 2014 and have added two new customers in 2015 as of June 1, 2015.

In 2014, to expand on our offering of wholesale data center space to customers with small data center requirements, we introduced a “mini-wholesale” service. This service will enable customers to procure the use of smaller amounts of space and power—from 100 kilowatts to 500 kilowatts—than we typically offer to house their servers and other computer equipment. We expect that this offering will appeal to customers that do not require the amount of critical load or computing space typically utilized by customers at a wholesale data center, but do require a secure and reliable environment for their servers and equipment. We currently offer this service at three of our locations: our ACC5 data center facility in Ashburn, Virginia, where we have made 0.5 MW of critical load available for this initiative, of which 0.2 MW has been leased; (ii) our ACC7 data center facility in Ashburn, Virginia and (iii) our NJ1 data center facility in Piscataway, New Jersey. We may offer this service under a modified gross lease given the small space and power requirements, which could leave us exposed to not recovering increases in operating costs, real estate taxes and insurance in our revenues.

Prudently build-out our current development pipeline.    We determine when to develop data center properties based on pre-leases, the amount of available space in our operating properties and anticipated demand for data center space in each applicable market. Currently, we have the second and third phases of ACC7 located in Ashburn, Virginia and the first phase of CH2, located in Elk Grove Village, Illinois, under development. We intend to finance future developments through a combination of cash generated from operations and equity and debt financing.

Market Conditions

Changes in the conditions of any of the markets in which our operating properties are located will impact the overall performance of our current and future operating properties and our ability to fully lease our properties. The ability of our customers to fulfill their lease commitments could be impacted by future economic or regional downturns in the markets in which we operate or downturns in the technology industry.

We take into account various factors when negotiating the terms of our leases, which can vary among leases, including the following factors: the customer’s strategic importance, growth prospects and credit quality, the length of the lease term, the amount of power leased and competitive market conditions. In determining credit quality, if a prospective customer is a publicly held entity, we evaluate its publicly filed financial statements. If a prospective customer is a privately held entity, we request audited financial statements from the customer if they exist, and unaudited financial statements if audited financial statements do not exist. We also consider any relevant news, market or industry data related to a prospective or existing customer. Furthermore, we also evaluate an existing customer’s payment history with us.

In each of our stabilized properties, we have been able to lease space and power at rates that provide a favorable return on our investment in these facilities. There has been pricing pressure in some of the markets in which we compete, including lower rates and increased concessions. Although we believe that there are indications that rental rates have stabilized, it is unclear if pricing pressure will return, which would adversely impact the rental rates, and, in turn, the rates of return of our investment, that we can obtain as we pursue leasing available space and power. In particular, given that the weighted average remaining lease term for commenced leases was approximately 5.8 years as of April 1, 2015, it is difficult to predict the market conditions that will exist when our lease portfolio expires. If the current market conditions were to continue through the terms of these leases, the rental rates of a number of leases in our portfolio could be impacted adversely if the existing customers were to either vacate the space or renegotiate the rental rate as a condition to their renewal of the lease. If we are unable to lease vacant space with rents equal to or above historic rates, the returns on our investments we have achieved to date at the properties recently placed into service would be impacted negatively.

One of our four largest customers, Yahoo!, leases all 10.4 MW of the critical load available in our ACC2 data center facility through a lease that expires in September 2015 and represents 4% of our operating property portfolio’s annualized base rent. Yahoo! has notified us that it will not renew its ACC2 lease and that it is able to move out of the space with 30 days’ notice. This additional inventory of available data center space could have a negative impact on demand for space that we have available in Northern Virginia and the rental rates for such space. We believe that we will be able to lease this space to new customers if and when the current customer vacates the space because we have been successful in re-leasing vacated space at our VA3 data center facility. The space at ACC2, however, provides for more power per square foot of computing space than at VA3, which may limit the potential customers that can use the ACC2 space efficiently. We forecast an approximate 20% decline in cash base rents upon re-leasing the vacant space. We, however, cannot ensure that we will be able to attract replacement customers on similar terms in a timely manner for this space and, if we are unable to do so, our rental income could be materially adversely impacted in future periods.

The inability of a customer to meet its rent obligations would impact our revenues and cash flows negatively. Adverse economic and other market conditions could impact the ability of any of our customers to fulfill their lease obligations. Specifically, in January and February 2015, Net Data Centers, the customer that restructured three of its leases with us in the first quarter of 2013, halted its base rent payments and paid only its monthly operating expenses, direct electric charges and management fees for these two months. In February 2015, Net Data Centers filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Since this filing under Chapter 11, we have received payment for all rent obligations for March, April and May totaling $3.8 million in the aggregate.

Pursuant to the restructuring of Net Data Centers’ leases in 2013, Net Data Center’s outstanding accounts receivable and deferred rent receivable were converted into a note receivable. As of March 31, 2015, we have reserved a total of $5.1 million of the note receivable due from this customer, which represents 79% of the outstanding balance of the note, which totaled $6.5 million as of March 31, 2015. We have also reserved $3.7 million, or 43%, of Net Data Center’s aggregate deferred rent receivable balance, totaling $8.5 million as of March 31, 2015. In summary, we had a total of $6.2 million of unreserved receivables from Net Data Centers as of March 31, 2015, which has been reduced to $4.5 million as of June 1, 2015. As of June 1, 2015, Net Data Centers has not announced its intentions regarding its leases with us as part of its bankruptcy reorganization. It is possible that, as part of its bankruptcy reorganization, one or more of the Net Data Centers leases with us could be terminated or modified, which could have an adverse effect on our business and results of operations. Net Data Centers represented 3.5% of our operating property portfolio’s annualized base rent as of April 1, 2015 and has the following leases with us:

Property	MW leased	CRSF Leased	Lease Expiration Year
ACC4	2.28	10,800	2020
ACC5	0.40	1,930	2027
NJ1 Phase I	2.28	11,000	2023
VA3	1.30	15,122	2023

Total	6.26	38,852

Our Operating Properties

The following table presents a summary of our operating properties as of April 1, 2015:

Operating Properties

As of April 1, 2015

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet (“CRSF”) (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized(1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	99%	99%	36.4	99%	99%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	70%	70%	18.2	59%	59%
SC1 Phases I/IIA	Santa Clara, CA	2011-2014	270,000	131,000	100%	100%	27.5	100%	100%
VA3	Reston, VA	2003	256,000	147,000	94%	94%	13.0	95%	95%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%

Subtotal—stabilized			2,624,000	1,298,000	97%	97%	227.8	96%	96%
Completed, not Stabilized
ACC7 Phase I(6)	Ashburn, VA	2014	126,000	67,000	37%	25%	11.9	46%	29%

Total Operating Properties			2,750,000	1,365,000	94%	94%	239.7	94%	93%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)	Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)	Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of April 1, 2015 represent $291 million of base rent on a generally accepted accounting principles, or GAAP, basis and $305 million of base rent on a cash basis over the next twelve months. Both amounts include $18 million of revenue from management fees over the next twelve months. These amounts include $9.7 million of GAAP base rent, $10.4 million of cash base rent and $0.6 million of management fees from the customer who has filed for bankruptcy protection.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under GAAP.

(5)	Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(6)	As of June 1, 2015, ACC7 Phase I was 84% leased and commenced on a critical load basis and 75% leased and commenced on a CRSF basis.

Lease Expirations

The following table sets forth a summary schedule of lease expirations at our operating properties as of April 1, 2015 for each of the ten calendar years beginning with 2015. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP:

Year of Lease Expiration	Number of Leases Expiring(1)	CRSF of Expiring Commenced Leases (in thousands)(2)	% of Leased CRSF	Total kW of Expiring Commenced Leases	% of Leased kW	% of Annualized Base Rent(3)
2015	2	59	4.6%	11,537	5.2%	5.0%
2016	4	26	2.0%	3,548	1.6%	1.7%
2017	13	84	6.6%	13,905	6.2%	5.9%
2018(4)	20	186	14.6%	35,154	15.8%	15.4%
2019(4)	18	291	22.8%	51,524	23.1%	21.7%
2020(4)	12	112	8.8%	17,833	8.0%	8.6%
2021(4)	10	164	12.8%	28,819	12.9%	13.6%
2022(4)	6	75	5.9%	12,812	5.8%	6.2%
2023	4	48	3.8%	6,475	2.9%	3.4%
2024	8	112	8.8%	19,279	8.7%	9.8%
After 2024	9	120	9.3%	21,834	9.8%	8.7%

Total	106	1,277	100%	222,720	100%	100%

(1)	Represents 37 customers with 106 lease expiration dates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of April 1, 2015.

(4)	On May 13, 2015, we entered into a new lease with Facebook for space at our ACC7 data center facility located in Ashburn, Virginia. In connection with this lease, we amended the terms of Facebook’s leases at three of our other Ashburn, Virginia data center facilities. Pursuant to the terms of these amendments, Facebook has the right to individually decrease the term of the lease of nine computer rooms, each with 2.28 MW of critical load, provided the aggregate reduction in lease terms does not exceed 67 months, or an average of approximately 7 months per computer room. The amendments also extend the lease of one computer room totaling 2.28 MW of available critical load by six months and two computer rooms totaling 4.33 MW of available critical load by twelve months each.

Our Development Properties

The following table presents a summary of our development properties as of March 31, 2015:

Development Projects

As of March 31, 2015

($ in thousands)

Property	Property Location	Gross Building Area(1)	CRSF(2)	Critical Load MW(3)	Estimated Total Cost(4)	Construction in Progress & Land Held for Development(5)	CRSF % Pre- leased	Critical Load % Pre- leased
Current Development Projects
SC1 Phase IIB(6)	Santa Clara, CA	90,000	42,000	9.1	$110,000 - $113,000	$108,281	62%	63%
CH2 Phase I(7)	Elk Grove Village, IL	94,000	45,000	7.1	74,000 - 78,000	59,128	—%	—%
ACC7 Phase II(8)	Ashburn, VA	98,000	51,000	8.9	76,000 - 82,000	33,058	—%	—%

		282,000	138,000	25.1	260,000 - 273,000	200,467

Future Development Projects/Phases
ACC7 Phases III to IV(9)	Ashburn, VA	222,000	120,000	20.8	62,371	62,371
CH2 Phases II to III	Elk Grove Village, IL	242,000	115,000	18.5	118,000 - 122,000	99,243
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212	39,212

		644,000	323,000	57.5	$219,583 - $223,583	200,826

Land Held for Development
ACC8	Ashburn, VA	100,000	50,000	10.4		4,250
SC2(10)	Santa Clara, CA	150,000	69,000	16.0		5,327

		250,000	119,000	26.4		9,577

Total		1,176,000	580,000	109.0		$410,870

(1)	Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)	Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (1 MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)	Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases include land, shell and underground work through Phase I opening only.

(5)	Amount capitalized as of March 31, 2015. Future development projects/phases include land, shell and underground work through Phase I opening only.

(6)	SC1 Phase IIB was placed into service on May 1, 2015 and was 100% leased on a CRSF and critical load basis.

(7)	As of June 1, 2015, CH2 Phase I was 20% pre-leased on a CRSF and critical load basis.

(8)	As of June 1, 2015, ACC7 Phase II was 34% pre-leased on a CRSF basis and 33% pre-leased on a critical load basis.

(9)	As of June 1, 2015, ACC7 Phase III has been placed into development totaling 11.9 MW of critical load and 68,000 CRSF.

(10)	Amounts listed are updated estimates. We are currently evaluating the best use for this land. Options include a stand-alone data center, an additional phase of SC1 or a powered base shell.

Corporate Structure

The following organization chart summarizes our structure as of March 31, 2015:

Risk Factors

Investment in the notes involves substantial risks. See “Risk Factors” beginning on page S-17, and the risks under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any subsequent periodic reports, as well as other information included in this prospectus supplement, for a discussion of certain risks relating to an investment in the notes.

Our Corporate Information

Our principal executive offices are located at 1212 New York Avenue, NW, Suite 900, Washington, DC 20005 and our telephone number is (202) 728-0044. Our internet address is www.dft.com. Information on or connected to our website is neither part of nor incorporated by reference into this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. For a more complete description of the terms of the notes, please refer to the section entitled “Description of Notes’ in this prospectus supplement. References in this section, “The Offering,” to “we,” “our” and “us” are to the Operating Partnership, unless the context indicates otherwise.

Issuer	DuPont Fabros Technology, L.P.

Notes Offered	$250,000,000 aggregate principal amount of 5.625% Senior Notes due 2023.

Maturity	June 15, 2023.

Interest Payment Dates	Interest on the notes will accrue from June 9, 2015 and be paid on June 15 and December 15 of each year, beginning on December 15, 2015.

Guarantees	The notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DuPont Fabros Technology, Inc., our general partner, and certain of our restricted subsidiaries, including our subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1, and SC1 data centers, and the SC2 parcel of land, but excluding our subsidiaries that own the ACC3 and ACC7 data centers, the CH2 data center under development and the ACC8 parcel of land, our taxable services subsidiary, DF Technical Services, LLC, and our property management subsidiary, DF Property Management LLC.

Ranking	The notes will be our senior unsecured obligations and:

•	will rank equally in right of payment with all of our existing and future unsecured indebtedness;

•	will rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	will be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	will be structurally subordinated, and effectively junior, to all liabilities of our subsidiaries that do not guarantee the notes.

The guarantees will be each guarantor’s senior unsecured obligations and:

•	will rank equally in right of payment with all of such guarantor’s existing and future unsecured indebtedness;

•	will rank senior in right of payment to all of such guarantor’s existing and future subordinated indebtedness; and

•	will be effectively subordinated in right of payment to all of such guarantor’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness.

As of March 31, 2015, after giving pro forma effect to this offering and our use of the net proceeds as described in this prospectus supplement, we would have outstanding approximately $1,215.0 million of total indebtedness issued by the Operating Partnership and the guarantors (of which $115.0 million is secured indebtedness.

Optional Redemption	At any time prior to June 15, 2018, we may redeem the notes, in whole or in part, by paying the make whole amount described under “Description of Notes—Optional Redemption.” On or after June 15, 2018, we may redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption. On or prior to June 15, 2018, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes at the premium set forth under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings.

Change of Control	If we or the Company experience a change of control (as hereinafter defined), we must offer to purchase the notes at 101% of their face amount, plus accrued and unpaid interest.

Asset Sale Offer	Upon certain assets sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of the purchase.

Certain Covenants	The indenture governing the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting our ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of our assets.

We and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of our unsecured debt on a consolidated basis.

These covenants contain important exceptions, limitations and qualifications. For so long as the notes are rated investment grade, certain covenants will be suspended with respect to the notes and the guarantees will be released. For more details, see “Description of Notes.”

Use of Proceeds	We expect the net proceeds from the sale of the notes in this offering will be approximately $244.4 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use all of the net proceeds from this offering for the repayment of amounts outstanding under our unsecured credit facility and for general corporate purposes, including funding our development activities. See “Use of Proceeds.”

Trading and Listing	The notes are a new issue of securities with no established trading market, and there can be no assurance regarding any future development of a trading market for the notes, or the ability of holders of the notes to sell their notes at all, or the price at which such holders may be able to sell their notes. If such a market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making activity with respect to the notes at any time without notice. We do not intend to apply for listing or quotation of the notes on any securities exchange or quotation system.

Additional Notes	We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date and the initial interest accrual date, and with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Trustee and Paying Agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the notes.

Governing Law	The indenture, the notes and the guarantee will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” included in this prospectus supplement and in our most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Financial Information and Other Data

The following table presents summary financial information and other data for the Operating Partnership as of December 31, 2014 and 2013, as of March 31, 2015, for fiscal years 2012, 2013 and 2014, for the three months ended March 31, 2014 and 2015, and for the twelve months ended March 31, 2015, which we refer to as the “LTM Period.” The following summary is derived from and should be read in conjunction with the financial statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated by reference in this prospectus supplement. The historical results do not necessarily indicate results expected for any future period. Interim results may not be indicative of results for any other interim period or for the full year.

	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014	Three Months Ended March 31,		LTM Period Ended March 31, 2015
				2014	2015
				(unaudited)
	(in thousands, except ratios)
Statement of Operations Data:
Revenues:
Base Rent	$236,810	$265,695	$285,716	$69,204	$71,573	$288,085
Recoveries from tenants	91,049	104,271	124,853	31,689	33,305	126,469
Other revenues	4,586	5,143	7,023	1,194	2,436	8,265

Total revenues	332,445	375,109	417,592	102,087	107,314	422,819
Expenses:
Property operating costs	94,646	103,522	117,339	30,095	31,493	118,737
Real estate taxes and insurance	12,689	14,380	14,195	3,467	3,976	14,704
Depreciation and amortization	89,241	93,058	96,780	23,269	25,027	98,538
General and administrative	17,024	16,261	17,181	4,240	4,343	17,284
Other expenses	6,919	3,650	9,222	873	7,253	15,602

Total expenses	220,519	230,871	254,717	61,944	72,092	264,865
Operating income	111,926	144,238	162,875	40,143	35,222	157,954
Interest income	168	137	116	68	11	59
Interest:
Expense incurred	(47,765)	(46,443)	(33,699)	(7,824)	(8,258)	(34,133)
Amortization of deferred financing costs	(3,496)	(3,349)	(2,980)	(743)	(642)	(2,879)
Loss on early extinguishment of debt	—	(40,978)	(1,701)	—	—	(1,701)

Net income	60,833	53,605	124,611	31,644	26,333	119,300
Preferred unit distributions	(27,053)	(27,245)	(27,245)	(6,811)	(6,811)	(27,245)

Net income attributable to common units	$33,780	$26,360	$97,366	$24,833	$19,522	$92,055

	As of December 31,		As of March 31, 2015
	2013	2014
			(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$34,514	$25,380	$22,841
Net real estate	2,385,616	2,561,428	2,591,087
Total assets	2,676,396	2,832,130	2,860,461
Total liabilities	1,041,070	1,207,873	1,284,632
Redeemable partnership units	387,244	513,134	503,901
Total partners’ capital	1,248,055	1,111,123	1,071,928

	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014	Three Months Ended March 31,		LTM Period Ended March 31, 2015
				2014	2015
	(unaudited)
	(in thousands, except ratios)
Other Financial Data:
Net income	$60,833	$53,605	$124,611	$31,644	$26,333	$119,300
Depreciation and amortization	89,241	93,058	96,780	23,269	25,027	98,538
Non real estate depreciation and amortization	(1,023)	(875)	(707)	(172)	(144)	(679)

FFO(1)	$149,051	$145,788	$220,684	$54,741	$51,216	$217,159

	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014	Three Months Ended March 31,		LTM Period Ended March 31, 2015
				2014	2015
Net income	$60,833	$53,605	$124,611	$31,644	$26,333	$119,300
Interest:
Expense incurred	47,765	46,443	33,699	7,824	8,258	34,133
Amortization of deferred financing costs	3,496	3,349	2,980	743	642	2,879
Loss on early extinguishment of debt	—	40,978	1,701	—	—	1,701
Income taxes	421	53	486	256	39	269
Depreciation and amortization	89,241	93,058	96,780	23,269	25,027	98,538

EBITDA(2)	$201,756	$237,486	$260,257	$63,736	$60,299	$256,820

Severance expense and equity acceleration	—	—	—	—	5,578	5,578

Adjusted EBITDA(2)(3)	$201,756	$237,486	$260,257	$63,736	$65,877	$262,398

Ratio of earnings to combined fixed charges and preferred dividends	1.35	1.28	2.17	2.17	1.87	2.10

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.

(2)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use EBITDA as an indicator of our ability to incur and service debt. EBITDA and Adjusted EBITDA (defined below) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as measures of our liquidity. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement are limited.

(3)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and severance expense and equity acceleration. Adjusted EBITDA represents EBITDA as adjusted to add back certain items that are unusual in nature or not comparable from period to period.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the other information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference herein before you decide whether to invest in the notes. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in its future filings under the Exchange Act. If any of the risk factors were to occur, our business, financial condition, liquidity, results of operations, and prospects could be materially adversely affected. This may adversely affect our ability to pay interest on the notes or repay the principal when due, and you may lose part or all of your investment.

Risks Related to the Notes

The Operating Partnership has significant indebtedness that involves significant debt service obligations, limits its operational and financial flexibility, exposes it to interest rate fluctuations and exposes it to the risk of default under its debt obligations.

As of March 31, 2015, after giving pro forma effect to the offering of the notes and the use of proceeds as described in this prospectus supplement, the Operating Partnership and the guarantors would have had total indebtedness of $1,215.0 million (of which $115.0 million is secured indebtedness). The Operating Partnership may incur additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. The Operating Partnership’s outstanding indebtedness, and the limitations imposed on it by its debt agreements, could have significant adverse consequences, including the following:

•	make it more difficult for the Operating Partnership to satisfy its obligations with respect to the notes;

•	limit the Operating Partnership’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of its business plan;

•	limit the Operating Partnership’s ability to refinance its indebtedness at maturity or impose refinancing terms that may be less favorable than the terms of its original indebtedness;

•	require the Operating Partnership to dedicate a substantial portion of its cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or adversely affect its ability to meet REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended, or the Code;

•	cause the Operating Partnership to violate restrictive covenants in its loan documents, which would entitle its lenders to accelerate its debt obligations;

•	cause the Operating Partnership to default on its obligations, causing lenders or mortgagees to foreclose on its properties that secure its loans and receive an assignment of its rents and leases;

•	force the Operating Partnership to dispose of one or more of its properties, possibly on unfavorable terms or in violation of certain covenants that it may be subject to;

•	expose the Operating Partnership to fluctuations in interest rates, to the extent its borrowings bear variable interest rates; and

•	limit the Operating Partnership’s ability to make material acquisitions or take advantage of business opportunities that may arise and limit its flexibility in planning for, or reacting to, changes in its business and industry, thereby limiting its ability to compete effectively or operate successfully.

If any one of these events were to occur, the Operating Partnership’s operations and financial condition would be materially adversely affected.

The Operating Partnership’s ability to meet its payment and other obligations under its debt instruments depends on its ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond its control. The Operating Partnership cannot assure you that its business will generate cash flow from operations, or that future borrowings will be available to it under its existing or any future credit facilities or otherwise, in an amount sufficient to enable it to meet its payment obligations under the notes and its other debt and to fund other liquidity needs. If the Operating Partnership is not able to generate sufficient cash flow to service its debt obligations, it may need to refinance or restructure its debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If the Operating Partnership is unable to implement one or more of these alternatives, it may not be able to meet its payment obligations under the notes and its other debt and other obligations.

A substantial amount of the Operating Partnership’s indebtedness has a stated maturity prior to the notes.

Prior to the repayment of any portion of the notes, the Operating Partnership will be required to refinance or repay its term loan secured by ACC3 (the “ACC3 Term Loan”) in a total principal amount of $115 million, its unsecured term loan in a total principal amount of $250 million and its unsecured notes in a total principal amount of $600 million, as well as any borrowings under its revolving credit facility. It is unlikely that the Operating Partnership’s business will generate sufficient cash flow from operations to enable it to repay such debt and it cannot assure you that it will be able to refinance any such debt, or any additional debt it incurs subsequent to the date hereof, on commercially reasonable terms or at all. If the Operating Partnership is unable to make payments or refinance our debt, or obtain new financing under these circumstances, it would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and

•	negotiations with its lenders to restructure the applicable debt.

The Operating Partnership’s credit facilities and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to do some of these things. In addition, certain of the leases in effect at VA4, ACC2, ACC3 and ACC4 prohibit the Operating Partnership (and other leases in the future may prohibit the Operating Partnership) during the terms of such leases, from selling the property to a third party that is a competitor of such customer.

Despite the Operating Partnership’s current indebtedness levels, it may still be able to incur substantially more debt including secured debt. This could exacerbate further the risks associated with the Operating Partnership’s substantial leverage.

The Operating Partnership and its subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the Operating Partnership’s indenture will not restrict the incurrence of indebtedness by the Company or its subsidiaries (present or future) which are not subsidiaries of the Operating Partnership and restrict, but do not completely prohibit, the Operating Partnership and its restricted subsidiaries from doing so. The indenture will also allow the Operating Partnership and restricted subsidiaries to incur certain secured debt which would be effectively senior to the notes. In addition, the indenture will not prevent the Operating Partnership or restricted subsidiaries from incurring other liabilities that do not constitute indebtedness. See “Description of Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that the Operating Partnership now faces could intensify.

The notes and the related guarantees effectively will be junior in right of payment to the liabilities of the Operating Partnership’s non-guarantor subsidiaries and any secured indebtedness of it or its guarantor subsidiaries.

Only the Company and certain of the Operating Partnership’s restricted subsidiaries, including the Operating Partnership’s subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 and SC1 data centers and the SC2 parcel of land will guarantee the notes. This excludes its subsidiaries that own the ACC3 and ACC7 data centers, the CH2 data center under development and the ACC8 parcel of land and its taxable services subsidiary, DF Technical Services LLC and property management subsidiary, DF Property Management LLC. In addition, a new subsidiary will not be required to guarantee the Operating Partnership’s obligations under the notes if it does not guarantee any other debt of the Operating Partnership or another restricted subsidiary. Although the indenture governing the terms of the notes will place limits on the indebtedness that non-guarantor restricted subsidiaries may incur or guarantee, it will not limit the incurrence of liabilities that are not covered by the definition of indebtedness. The notes effectively will be junior in right of payment to liabilities of the Operating Partnership’s non-guarantor subsidiaries and to any debt of the Operating Partnership or its subsidiaries that is secured by assets, to the extent of the value of such assets. Since only certain of the Operating Partnership’s restricted subsidiaries are required to guarantee the notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the notes any point in time or as to the value of their assets or significance of their operations.

Under the terms of the indenture, subject to satisfaction of certain other requirements, the Operating Partnership, the subsidiary guarantors and its other restricted subsidiaries may incur additional debt secured by its respective assets. For a discussion of the Operating Partnership’s ability to incur such secured debt, see “Description of Notes—Limitation on Indebtedness.” The Operating Partnership’s outstanding ACC3 Term Loan will continue to be secured by its ACC3 data center so the notes and the related guarantees are effectively junior in right of payment to the ACC3 Term Loan to the extent of the value of the assets securing the ACC3 Term Loan. In addition, the ACC3 Term Loan prohibits the Company, as a guarantor of the notes, from making payments under its guarantee other than ordinary interest payments in certain circumstances until the ACC3 Term Loan is no longer outstanding. Moreover, the ACC7 data center, the CH2 data center under development and the ACC8 parcel of land, may be subject to the prior claims of their future lenders.

The terms of the Operating Partnership’s debt place restrictions on it and its subsidiaries, reducing operational flexibility and creating default risks.

The indenture governing the notes will contain covenants that place restrictions on the Operating Partnership and its restricted subsidiaries, but will not generally place restrictions on the Company or its subsidiaries (present of future) who are not subsidiaries of the Operating Partnership. These covenants restrict, among other things, the Operating Partnership’s ability and the ability of its restricted subsidiaries to:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting the Operating Partnership’s ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of its assets.

The Operating Partnership and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of unsecured debt on a consolidated basis. In addition, certain covenants in the indenture governing the notes will require the Operating Partnership and/or its subsidiaries to meet financial performance tests. These restrictive covenants will reduce the Operating Partnership’s flexibility in conducting its operations and will limit its ability to engage in activities that may be in its long-term best interest. The Operating Partnership’s failure to comply with these restrictive covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of its debt. For a detailed description of the covenants and restrictions imposed by the documents governing the Operating Partnership’s indebtedness, see “Description of Other Indebtedness.”

Certain exceptions under the indenture will permit the Operating Partnership to make distributions to the Company even when it cannot otherwise make restricted payments under the indenture.

Under the indenture, the Operating Partnership will be allowed to make restricted payments only if, at the time it makes such a restricted payment, the Operating Partnership is able to incur at least $1.00 of indebtedness under certain provisions of the “Limitation on Indebtedness” covenant, including that the Operating Partnership has a consolidated EBITDASC (as defined in “Description of Notes”) to interest expense coverage ratio of at least 2.0 to 1.0 and its consolidated indebtedness is not greater than 60% of adjusted total assets. For a more complete discussion of the restricted payment and debt incurrence covenants of the indenture applicable to the notes, see “Description of Notes—Limitation on Restricted Payments” and “Description of Notes—Limitation on Indebtedness.”

Even when the Operating Partnership is unable to make restricted payments during a period in which it is unable to incur $1.00 of indebtedness, the indenture will permit the Operating Partnership to declare or pay any dividend or make any distribution to its equity holders to fund a dividend or distribution by it, so long as the Company believes in good faith that it qualifies as a REIT under the Code, and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain the Company’s status as a REIT under the Code for any calendar year or to enable the Company to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the Company to its shareholders, with such distribution to be made as and when determined by the Company, whether during or after the end of, the relevant calendar year, if no event of default shall have occurred and be continuing.

The Operating Partnership may make quarterly distributions, in an amount to enable the Company to pay quarterly dividends on its stock to satisfy the requirements applicable to REITs under the Code, subject to certain conditions.

The Operating Partnership may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events by the Company or the Operating Partnership, we will be required to offer to repurchase the notes offered hereby. However, it is possible that the Operating Partnership will not have sufficient funds at the time of the change of control to make the required repurchase of the notes especially since a change of control also constitutes a change of control under the ACC3 Term Loan and our revolving credit facility triggering mandatory prepayment of the ACC3 Term Loan and our revolving credit facility. Since the Operating Partnership is a guarantor of the ACC3 Term Loan and is the borrower under the revolving credit facility, upon a change of control the Operating Partnership will be responsible for repaying the ACC3 Term Loan and any outstanding revolving credit borrowings at the same time that it is required to repurchase the notes. The failure of the Operating Partnership to pay off or repurchase the notes would be a default under the indenture which may also result in other debt of the Operating Partnership or debt guaranteed by the Operating Partnership to be accelerated further increasing the amount due upon a change in control

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee, received less than reasonably equivalent value or fair consideration for entering into the guarantee and was one of the following:

•	insolvent or rendered insolvent by reason of entering into a guarantee;

•	engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they became due.

In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of us, the Operating Partnership, and creditors of subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

The indenture will require that non-guarantor subsidiaries of the Operating Partnership, including future subsidiaries of the Operating Partnership, guarantee the notes under certain circumstances. These considerations will also apply to those guarantees.

There is no established trading market for the notes and you may not be able to sell the notes readily or at all or at or above the price that you paid.

The notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making in the notes at any time, in their sole discretion. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Many of the covenants in the indenture will not apply, and the subsidiary guarantors and the Company will be released from their guarantees of the notes, for so long as the notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture governing the notes will not apply to the Operating Partnership (or will apply only in a more lenient form), and the subsidiary guarantors and the Company will be released from their guarantees of the notes, for so long as the notes are rated investment grade by both Moody’s and Standard & Poor’s, provided, in each case, at such time no default or event of default has occurred and is continuing. These covenants relate to, among other things, the Operating Partnership’s ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, if these covenants are suspended or apply only in a more lenient form, the Operating Partnership and its subsidiaries would be allowed to engage in certain transactions that would not be permitted while these covenants are in force.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $244.4 million, after deducting the underwriting discount and expenses related to this offering. We intend to use all of the net proceeds from this offering for the repayment of amounts outstanding under our unsecured credit facility and for general corporate purposes, including funding our development activities.

As of June 1, 2015, we had $180 million of outstanding indebtedness under our unsecured credit facility, bearing interest at a rate of 1.7% per year. The unsecured credit facility has a maturity date of May 13, 2018, with a one-year extension option, subject to certain conditions.

Affiliates of each of the underwriters act as lenders under our unsecured credit facility. As described above, we intend to use the net proceeds of this offering to repay borrowings outstanding under our unsecured credit facility, and each of the underwriters therefore will receive a portion of the net proceeds from this offering through the repayment of those borrowings. See “Underwriting.”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth the ratio of earnings to combined fixed charges and preferred dividends for the years ending December 31, 2010, 2011, 2012, 2013 and 2014, and the three months ended March 31, 2015. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, excluding amounts capitalized, to net income. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Year ended December 31,						Three Months Ended March 31, 2015
	2010	2011	2012	2013	2014		Actual	Pro Forma(2)
					Actual	Pro Forma(1)
						(unaudited)	(unaudited)	(unaudited)
Ratio of earnings to combined fixed charges and preferred dividends	1.19	1.38	1.35	1.28	2.17	1.88	1.87	1.60

(1)	The pro forma ratio of earnings to fixed charges for the year ended December 31, 2014 assumes that the notes were in place as of January 1, 2014, and that proceeds from the notes were used to repay $180.0 million of our unsecured term loan, as we did not have $180.0 million outstanding under our unsecured credit facility in 2014.

(2)	The pro forma ratio of earnings to fixed charges for the three months ended March 31, 2015 assumes that the notes were in place as of January 1, 2015, and that proceeds from the notes were used as described in the “Use of Proceeds” section of this prospectus supplement.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2015:

•	on a historical basis; and

•	on an as adjusted basis to give effect to the offering of the notes and the application of the net proceeds of this offering in the manner described under “Use of Proceeds.”

You should read this table together with the section entitled “Use of Proceeds” as well as our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2015
	Actual	As Adjusted
	(unaudited)	(unaudited)
	(in thousands, except share and unit data)
Cash and cash equivalents(1)	$22,841	$87,229

Debt:
Unsecured credit facility(2)	150,000	—
Unsecured term loan	250,000	250,000
Mortgage notes payable	115,000	115,000
2021 Senior Notes	600,000	600,000
Notes offered hereby(3)	—	250,000

Total debt	$1,115,000	$1,215,000
Redeemable partnership units	503,901	503,901
Commitments and contingencies	—	—
Partners’ capital:
Limited partners’ capital:
Series A cumulative redeemable perpetual preferred units, 7,400,000 shares issued and outstanding at March 31, 2015 and as adjusted	185,000	185,000
Series B cumulative redeemable perpetual preferred units, 6,650,000 shares issued and outstanding at March 31, 2015 and as adjusted	166,250	166,250
Common units, 64,712,852 issued and outstanding at March 31, 2015 and as adjusted	713,376	713,376
General partner’s capital, common units, 662,373 issued and outstanding at March 31, 2015 and as adjusted	7,302	7,302

Total partners’ capital	1,071,928	1,071,928

Total capitalization	$2,690,829	$2,790,829

(1)	As of April 30, 2015, the Operating Partnership had approximately $23.0 million of cash and cash equivalents.

(2)	As of June 1, 2015, we had $180 million outstanding under our unsecured credit facility.

(3)	Reflects the aggregate principal amount of the notes offered hereby and does not reflect any original issue discount on the notes.

DESCRIPTION OF NOTES

The notes will be issued pursuant to an indenture to be dated as of June 9, 2015 (the “base indenture”), as amended and supplemented by a supplemental indenture to be dated as of June 9, 2015 (the “supplemental indenture”; the base indenture, as amended and supplemented by the supplemental indenture, is referred to in this prospectus supplement as the “indenture”), in each case among the Operating Partnership, as issuer, the Company, as a guarantor, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The notes will be a series of “debt securities” referred to in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture supplements, and to the extent inconsistent supersedes and replaces, the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus. The following description of some of the provisions of the notes and the indenture and the description of some of the general provisions of the debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to the indenture. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us as described in “Incorporation of Certain Information by Reference” in this prospectus supplement.

As used in this “Description of notes”, references to the “Operating Partnership” refer solely to DuPont Fabros Technology, L.P. and not to the Company or any of its subsidiaries. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.”

General

The notes offered hereby will be in the aggregate principal amount of $250 million and will be senior unsecured obligations of the Operating Partnership. The notes will mature on June 15, 2023. The notes will be guaranteed by the Company and each of the Operating Partnership’s existing and future Restricted Subsidiaries except as described below under “Guarantees.”

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Operating Partnership in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee located at 100 Wall Street, Suite 1600 New York, NY 10005; provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register tor the notes.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any higher integral multiple of $1,000. See “Book-Entry; Settlement and Clearance.” No service charge will be made for any registration of transfer or exchange of notes, but the Operating Partnership may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants,” the Operating Partnership may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional notes, and, if applicable, the first interest payment date and the initial interest accrual date, and with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby.

Maturity

The notes will mature on June 15, 2023.

Interest

The notes will bear interest from and after June 9, 2015 at a rate of 5.625% per annum. Interest on the notes will be payable semi-annually in cash on each June 15 and December 15 commencing on December 15, 2015 to the persons who are registered Holders at the close of business on June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date.

Guarantees

The obligations of the Operating Partnership pursuant to the notes, including any repurchase obligation resulting from an Asset Sale or Change of Control, will be unconditionally guaranteed (a “Note Guarantee”), jointly and severally, on an unsecured basis, by the Company and each of the Operating Partnership’s existing Restricted Subsidiaries other than the Persons that directly own the ACC3 and ACC7 data centers, the CH2 data center under development, the ACC8 parcel of land, the taxable services subsidiary, DF Technical Services, LLC, and the property management subsidiary, DF Property Management LLC. If, after the Closing Date, any Restricted Subsidiary (including a newly created or acquired one) that is not a Guarantor guarantees any other Debt of the Operating Partnership or any other Restricted Subsidiary, such Restricted Subsidiary must provide a Note Guarantee; provided that this requirement shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

The Note Guarantee of a Subsidiary Guarantor will automatically terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor, or the Capital Stock of the Subsidiary Guarantor such that the Subsidiary Guarantor is no longer a Restricted Subsidiary, or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (other than to the Operating Partnership or a Restricted Subsidiary) otherwise permitted by the indenture;

(2)	the release of the guarantees of all other Indebtedness by such Subsidiary Guarantor, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the indenture;

(3)	the designation in accordance with the indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4)	defeasance or discharge of the notes, as provided in “Defeasance.”

The Note Guarantee of the Company will automatically terminate upon:

(1)	the release of the guarantees of all other Indebtedness by the Company, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the indenture; or

(2)	defeasance or discharge of the notes, as provided in “Defeasance.”

In addition, if on any date following the Closing Date, the notes are rated Investment Grade by both Rating Agencies, and in connection therewith each Rating Agency receives written information from the Company stating that the release of all of the Note Guarantees will occur upon an Investment Grade rating, and no Default or Event of Default shall have occurred and be continuing under the indenture on the date of such release, then, beginning on that date, the Guarantors will be automatically released from their obligations under the Note Guarantees; provided, that as soon as possible following a Reinstatement Date, the Company and each of the Operating Partnership’s Restricted Subsidiaries who would have been required to Guarantee the notes but for the foregoing, shall execute and deliver a supplemental indenture to the indenture providing for the reinstatement of the Company Guarantee and a Subsidiary Guarantee by each such Restricted Subsidiary.

Optional Redemption

Except as described below, the Operating Partnership will not have the right to redeem any notes prior to maturity.

Optional Redemption.    The notes will be redeemable at the option of the Operating Partnership, in whole or in part, at any time, and from time to time, on and after June 15, 2018 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing June 15 of the years indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption:

Year	Redemption Price
2018	104.219%
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

At any time prior to June 15, 2018, the Operating Partnership may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any note on any redemption date the greater of (i) 1.0% of the principal amount of such note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such note at June 15, 2018, as set forth in the table above plus (2) all required interest payments due on such note through June 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2018; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to June 15, 2018, the Operating Partnership may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes at a redemption price of 105.625% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption; provided that:

(1)	at least 65% of the principal amount of the notes originally issued under the indenture on the date hereof remain outstanding immediately after such redemption; and

(2)	the Operating Partnership makes such redemption not more than 90 days after the consummation of any such equity offering.

Selection and Notice of Redemption

In the event that the Operating Partnership chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Operating Partnership defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the notes.

Ranking

The notes will be the Operating Partnership’s and the Guarantors’ senior unsecured obligations. As to right to payments, the notes will rank equally with our other and our Guarantors’ existing and future senior unsecured indebtedness and effectively subordinated to any of our and our Guarantor’s existing and future secured indebtedness. The notes will rank senior in right of payment to all of our and our Guarantor’s existing and future subordinated indebtedness. The notes will be structurally subordinated, and effectively rank junior, to any liabilities of our Subsidiaries that do not guarantee the notes. As of March 31, 2015, on a pro forma basis after giving effect to this offering and the use of the net proceeds as described in this prospectus supplement, the Operating Partnership and the Guarantors would have had approximately $1,215.0 million of Indebtedness (of which $115.0 million is secured Indebtedness).

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Operating Partnership and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (without taking into account Unrestricted Subsidiaries); provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)	the net income (or loss) of any Person, other than the Operating Partnership or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Operating Partnership or any of its Restricted Subsidiaries by such Person during such period;

(2)	the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3)	any after-tax gains or losses attributable to Asset Sales;

(4)	any after-tax gains or losses from the extinguishment of debt including gains and losses from the termination of Interest Rate Agreements;

(5)	all extraordinary gains and extraordinary losses;

(6)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7)	any non-cash goodwill or intangible asset impairment charges or tangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R, 142, or 144, as applicable; and

(8)	all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)	Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries, prepared in conformity with GAAP; and

(2)	any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)	an investment by the Operating Partnership or its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Operating Partnership or any of its Restricted Subsidiaries; or

(2)	an acquisition by the Operating Partnership or any of its Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Operating Partnership or any of its Restricted Subsidiaries, other than to the Operating Partnership or another Restricted Subsidiary, of:

(1)	all or substantially all of the Capital Stock of any Restricted Subsidiary, or

(2)	all or substantially all of the assets that constitute a division or line of business of the Operating Partnership or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Operating Partnership or any of its Restricted Subsidiaries to any Person other than the Operating Partnership or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary;

(2)	all or substantially all of the property and assets of an operating unit or business of the Operating Partnership or any of its Restricted Subsidiaries; or

(3)	any other property and assets of the Operating Partnership or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Operating Partnership as described below under “—Consolidation, Merger and Sale of Assets”;

provided that “Asset Sale” shall not include:

•	sales or other dispositions of property or assets (including leases of real estate assets) in the ordinary course of business of the Operating Partnership or such Restricted Subsidiary;

•	sales or other dispositions of inventory, receivables and other current assets;

•	sales, transfers or other dispositions of assets with a Fair Market Value, or involving net proceeds to the Operating Partnership or a Restricted Subsidiary, not in excess of $25 million in any transaction or series of related transactions;

•	sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would satisfy the requirements set forth in the “Limitation on Asset Sales” covenant;

•	the sale or other disposition of cash or Temporary Cash Investments;

•	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

•	a Restricted Payment or Permitted Investment that is permitted by the covenant described under the caption “Covenants—Limitation on Restricted Payments”;

•	the exchange of assets, provided that (x) the Board of Directors of the Operating Partnership has determined in good faith that the Fair Market Values of the exchanged assets are approximately equal and (y) at least 75% of the consideration for such exchange constitutes assets or other property of a kind useful to or usable by the Operating Partnership or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided that any cash consideration shall constitute Net Cash Proceeds subject to the provisions under “Covenants—Limitation on Asset Sales.”

•	the creation of a Lien not prohibited by the indenture and the sale or other disposition of assets received as a result of the foreclosure upon a Lien;

•	the sale or other disposition of damaged, worn out or other obsolete property in the ordinary course of business; or

•	trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products obtained by multiplying:

•	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

•	the amount of such principal payment; by

(2)	the sum of all such principal payments.

“Board of Directors” means:

(1)	with respect to the Operating Partnership, its board of directors (or any duly authorized committee thereof) or, if the Operating Partnership does not have a board of directors, the board of directors (or any duly authorized committee thereof) of its general partner;

(2)	with respect to the Company, its board of directors (or any duly authorized committee thereof); and

(3)	with respect to any other Person, (i) if the Person is a corporation, the board of directors (or any duly authorized committee thereof) of the corporation, (ii) if the Person is a partnership, the board of directors (or any duly authorized committee thereof) of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the board of directors (or any duly authorized committee thereof) of its managing member, and (iv) with respect to any other Person, the board or similar body (or in each case any duly authorized committee thereof) of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the trustee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Change of Control” means such time as:

(1)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than Lammot J. du Pont, Hossein Fateh or any entities at least 75% of the Voting Stock of which is owned by Lammot J. du Pont and/or Hossein Fateh, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company or, other than by the Company, of the Operating Partnership;

(2)	during any period of two consecutive years after the Closing Date, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Operating Partnership (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3)	the Company ceases to be the general partner of the Operating Partnership.

“Closing Date” means the date the notes are originally issued.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate amount of interest expense, in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

•	capitalized interest;

•	(i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

•	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•	the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Operating Partnership or any of its Restricted Subsidiaries; and

•	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Operating Partnership and its Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), (B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the incurrence of any Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, (C) any non-cash interest expense arising from the application of Statement of Financial Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1, including unrealized gains or losses from Interest Rate Agreements and (D) any after-tax gains or losses from the termination of Interest Rate Agreements.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Operating Partnership or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)	required to be redeemed prior to the Stated Maturity of the notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the notes; or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided that (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Operating Partnership’s repurchase of the notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and (B) any Capital Stock that would not constitute Disqualified Stock but for customary put and call arrangements between joint venture partners with respect to their Capital Stock in the joint ventures shall not constitute Disqualified Stock.

“EBITDASC” means, for any period, without duplication, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)	Consolidated Interest Expense, and to the extent not reflected in Consolidated Interest Expense but otherwise deducted in calculating Adjusted Consolidated Net Income, (i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness Incurred after the Closing Date and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(2)	income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

(3)	depreciation expense;

(4)	amortization expense; and

(5)	all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income (other than straight line rent and below market lease amortization), all as determined on a consolidated basis for the Operating Partnership and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDASC shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

•	the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

•	the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Operating Partnership or any of its Restricted Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock) of the Operating Partnership or the Company, if such proceeds are contributed as equity to the Operating Partnership.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided that if the value of the transaction exceeds $10 million, such determination will be made by the principal financial officer of the Company, whose determination shall be conclusive.

“Four Quarter Period” means the then most recent four fiscal quarters prior to the applicable Transaction Date for which financial information is available.

“Funds From Operations” for any period means the consolidated net income of the Operating Partnership and its Restricted Subsidiaries for such period determined in conformity with GAAP (without taking into account Unrestricted Subsidiaries) excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and amortization related to real property and other non-cash charges related to real property, after adjustments for unconsolidated partnerships and joint ventures.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.” All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)	entered into for purposes thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Company and the Subsidiary Guarantors, collectively.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (l) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)	all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements;

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that Indebtedness shall not include any obligations evidenced by bonds, debentures, notes or other similar instruments with respect to which an irrevocable notice of redemption has been delivered to the trustee for or the holders thereof.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

•	the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

•	Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

•	the aggregate amount of EBITDASC for the Four Quarter Period; to

•	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)	pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Operating Partnership or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rare future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the Fair Market Value of the Capital Stock (or any other Investment), held by the Operating Partnership or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described below:

•	“Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Operating Partnership or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

•	the Fair Market Value of the assets (net of liabilities (other than liabilities to the Operating Partnership or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Leverage Ratio” means, on any date, the ratio of (i) the aggregate amount of, without duplication, Indebtedness of the Operating Partnership and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, to (ii) the aggregate amount of EBITDASC of the Operating Partnership and its Restricted Subsidiaries for the Four Quarter Period, calculated on a pro forma basis in the manner set forth in the definition of “Interest Coverage Ratio.”

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Line of Credit” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)

with respect to any Asset Sale, the proceeds received by the Operating Partnership or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent the assets sold are financed or sold with recourse to the Operating Partnership or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of:

•	brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;

•	provisions for all taxes actually paid or payable, as reasonably determined by the Operating Partnership, as a result of such Asset Sale by the Operating Partnership and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Operating Partnership and its Restricted Subsidiaries if the Operating Partnership and each Restricted Subsidiary in which the Operating Partnership owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

•	distributions to the Company in order for the Company to pay a capital gain dividend in respect of such Asset Sale;

•	payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

•	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

•	any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale; provided, however, that upon any release of funds from such escrow, Net Cash Proceeds will be increased by any portion of such funds that are released to the Operating Partnership or any Restricted Subsidiary;

•	amounts reserved by the Operating Partnership and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

•	any payments required under Tax Protection Agreements as a result of such Asset Sale; and

(2)	with respect to any issuance or sale of Capital Stock, for purposes of the “Limitation on Restricted Payments” covenant, the proceeds of such issuance or sale received by the Operating Partnership or any Restricted Subsidiary in the form of cash or cash equivalents, and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Note Guarantee” has the meaning set forth in the section “Guarantees.”

“Offer to Purchase” means an offer to purchase notes by the Operating Partnership, from the holders commenced by mailing a notice to the trustee and each holder stating:

(1)	the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (“Payment Date”);

(3)	that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Operating Partnership defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

(7)	that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, the Operating Partnership shall

•	accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

•	promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Operating Partnership.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Operating Partnership shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Operating Partnership shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Operating Partnership is required to repurchase notes pursuant to an Offer to Purchase.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 24, 2007, by and among the partners named therein.

“Permitted Investment” means:

(1)	an Investment in the Operating Partnership or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Operating Partnership or any of its Restricted Subsidiaries; provided that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Operating Partnership or any of its Restricted Subsidiaries on the date of such Investment;

(2)	cash or Temporary Cash Investments;

(3)	one or more Investments in a Permitted Joint Venture in an amount not to exceed 10% of Total Assets at any one time outstanding;

(4)	Investments in Permitted Mortgage Investments in an amount not to exceed 7.5% of Total Assets at any time outstanding;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Covenants—Limitation on Asset Sales” or any disposition of assets or rights not constituting an Asset Sale by reason of the threshold contained in the definition thereof;

(7)	stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8)	any Investment of the Operating Partnership or any of its Restricted Subsidiaries existing on the date of the indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Closing Date;

(9)	Guarantees of Indebtedness permitted to be Incurred by the primary obligor pursuant to the covenant described under “Covenants—Limitation on Indebtedness”;

(10)	Investments in respect of Currency Agreements and Interest Rate Agreements; and

(11)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (11) does not exceed 7.5% of Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by the Operating Partnership and/or any of its Restricted Subsidiaries if (A) such Person is engaged in business related to that of the Operating Partnership, the Company or any Restricted Subsidiary and (B) the Operating Partnership or any Restricted Subsidiary has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of wholesale data centers.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Operating Partnership or a Restricted Subsidiary in which the Operating Partnership owns less than 100% of the Equity Interests equal to the amount of federal, state and local income taxes, as reasonably determined by the Operating Partnership, that the Operating Partnership or Restricted Subsidiary would have been required to pay with respect to such year if the Operating Partnership or Restricted Subsidiary were and always had been taxable as a corporation or a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case calculated at the highest marginal rate that would be applicable to such entity with respect to such year.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Operating Partnership, the Operating Partnership may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Reference Period” has the meaning set forth in the definition of “Interest Coverage Ratio.”

“Reinstatement Date” has the meaning set forth under the caption “Suspension of Covenants.”

“Restricted Subsidiary” means any Subsidiary of the Operating Partnership other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property or other assets of the Operating Partnership or any of its Restricted Subsidiaries.

“Significant Subsidiary” means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

(1)	for the most recent fiscal year of the Operating Partnership, accounted for more than 10% of the consolidated revenues of the Operating Partnership and its Restricted Subsidiaries; or

(2)	as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Operating Partnership and its Restricted Subsidiaries, all as set forth in the most recently available consolidated financial statements thereof for such fiscal year.

“S&P” means Standard & Poor’s and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a non-Guarantor Restricted Subsidiary is the obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor.

As of the Closing Date, “Subsidiary Guarantor” means each of the Subsidiary Guarantors identified in the following sentence and thereafter any other Restricted Subsidiary that executes a Subsidiary Guaranty in compliance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant below, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the indenture.

The current Subsidiary Guarantors are:

1.	Grizzly Equity LLC

2.	Grizzly Ventures LLC

3.	Lemur Properties LLC

4.	Porpoise Ventures LLC

5.	Rhino Equity LLC

6.	Tarantula Interests LLC

7.	Tarantula Ventures LLC

8.	Whale Holdings LLC

9.	Whale Interests LLC

10.	Whale Ventures LLC

11.	Yak Management LLC

12.	Yak Interests LLC

13.	Xeres Management LLC

14.	Xeres Interests LLC

15.	Xeres Ventures LLC

16.	Fox Properties LLC

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 24, 2007, by and among the Company, the Operating Partnership, Safari Ventures LLC, Rhino Interests LLC, Quill Ventures LLC, Lemur Ventures LLC, Meerkat Interests LLC and Grizzly Interests LLC.

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)	time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Operating Partnership) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least “A” by S&P or Moody’s;

(6)	money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition;

(7)	repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (2) of this definition; and

(8)	instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Total Assets” means the sum of:

(1)	Undepreciated Real Estate Assets; and

(2)	all other assets of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles).

“Total Unencumbered Assets” as of any date means the sum of:

(1)	those Undepreciated Real Estate Assets, excluding any Undepreciated Real Estate Assets of a non-Guarantor Subsidiary, not securing any portion of Secured Indebtedness; and

(2)	all other assets (but excluding intangibles) of the Operating Partnership and the Subsidiary Guarantors not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP but excluding any other assets (including intangibles) of a non-Guarantor Subsidiary.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Operating Partnership or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in the “Consolidation, Merger and Sale of Assets” covenant, the day on which such transaction is to be consummated.

“Undepreciated Real Estate Assets” means, as of any date, the gross book value of real estate assets of the Operating Partnership and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Units” means the limited partnership units of the Operating Partnership, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of the Company are redeemable for cash or Common Stock of the Company.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Operating Partnership that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Operating Partnership may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Operating Partnership) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Operating Partnership or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

•	any Guarantee by the Operating Partnership or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Operating Partnership or its Restricted Subsidiary at the time of such designation;

•	either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described below; and

•	if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described below.

The Board of Directors of the Operating Partnership may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

•	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

•	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

For so long as (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Operating Partnership and its Restricted Subsidiaries will not be subject to the covenants in the indenture specifically listed under the following captions in this “Description of Notes” section of this prospectus supplement (the “Suspended Covenants”):

(1)	“—Covenants—Limitation on Indebtedness”;

(2)	“—Covenants—Limitation on Sale and Leaseback Transactions”;

(3)	“—Covenants—Limitation on Restricted Payments”;

(4)	“—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)	“—Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(6)	“—Covenants—Limitations on Transactions with Affiliates”;

(7)	“—Covenants—Limitation on Asset Sales”; and

(8)	clause (3) of “—Consolidation, Merger and Sale of Assets”.

Additionally, during such time as the above referenced covenants are suspended, the Operating Partnership will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Operating Partnership would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the covenants had been in effect for such period.

If at any time the notes’ credit rating is downgraded from an Investment Grade rating or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and will be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain an Investment Grade rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade rating and no Default or Event of Default is in existence); provided, that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture, the notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date, if any, is referred to as the “Suspension Period.”

The Operating Partnership shall deliver an Officers’ Certificate to the trustee specifying (i) if a Covenant Suspension Event has occurred and (ii) if a Reinstatement Date has occurred. The trustee will not have any duty to monitor whether or not a Covenant Suspension Event or Reinstatement Date has occurred or ended, nor any duty to notify the holders of the notes of any of the foregoing.

Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “Limitation on Restricted Payments” will be made as though the covenants described under “Limitation on Restricted Payments” had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “Limitation on Restricted Payments,” to the extent set forth in such covenant.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency.

Covenants

The indenture will contain, among others, the following covenants.

Limitation on Indebtedness

(1)	The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP would be greater than 60% of Adjusted Total Assets.

(2)	The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3)	The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Operating Partnership or any Restricted Subsidiary may Incur Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Operating Partnership and its Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.

(4)	Notwithstanding paragraphs (1), (2) or (3), the Operating Partnership or any of its Restricted Subsidiaries may Incur each and all of the following:

(A)	Indebtedness, Incurred after the Closing Date, outstanding under any Line of Credit at any time in an aggregate principal amount not to exceed $800 million, less any amount of such Indebtedness under any Line of Credit permanently repaid as provided under the “Limitation on Asset Sales” covenant described below;

(B)	Indebtedness owed to:

•	the Operating Partnership or a Guarantor evidenced by an unsubordinated promissory note; or

•	any other Restricted Subsidiary, provided that if the Operating Partnership or any Guarantor is an obligor, the Indebtedness is subordinated to the notes;

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Operating Partnership or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)	Indebtedness outstanding as of the Closing Date (other than Indebtedness pursuant to clause (A));

(D)	Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund such outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B), (E), (H), and (I) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that ranks subordinate in right of payment to, the notes shall be permitted under this clause (D) only if:

•	such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes; and

•	such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided further that in no event may Indebtedness of the Operating Partnership or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

(E)	Indebtedness:

•	in respect of performance, surety or appeal bonds provided in the ordinary course of business;

•	constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or self-insurance obligations; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

•	arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 30 days of Incurrence;

•	under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Operating Partnership or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

•	arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Operating Partnership or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Operating Partnership or any of its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(F)	Indebtedness including Capital Leases, mortgage financings or purchase money obligations, Incurred after the Closing Date and no later than 365 days after the date of purchase or completion of construction for the purpose of financing all or any part of the purchase price or cost of the design, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets, provided that the principal amount of any Indebtedness Incurred pursuant to this clause, including all refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (F), may not exceed 7.5% of Total Assets in the aggregate at any time outstanding;

(G)	Indebtedness of the Operating Partnership, to the extent the net proceeds thereof are promptly

•	used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control;

•	used to redeem all the notes as described above under “Optional Redemption”;

•	deposited to defease or discharge the notes as described below under “Defeasance”;

(H)	Guarantees of the notes and Guarantees of Indebtedness of the Operating Partnership or any Guarantor by any of its Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant described below;

(I)	Additional Indebtedness, Incurred after the Closing Date, of the Operating Partnership and its Restricted Subsidiaries not to exceed 7.5% of Total Assets in the aggregate at any time outstanding; and

(J)	Indebtedness represented by the notes, the Note Guarantees and the indenture in the principal amount of notes to be issued on the Closing Date.

(5)	Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Operating Partnership or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Operating Partnership, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Operating Partnership may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this covenant.

Maintenance of Total Unencumbered Assets

The Operating Partnership and the Subsidiary Guarantors will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and the Subsidiary Guarantors on a consolidated basis.

Limitation on Sale and Leaseback Transactions

The Operating Partnership will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless:

(1)	the Operating Partnership or the Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the “Limitation on Indebtedness” covenant, in which case the corresponding Indebtedness will be deemed Incurred pursuant to such covenant, and

(2)	the Operating Partnership or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with the “Limitation on Asset Sales” covenant described below.

Limitation on Restricted Payments

The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Operating Partnership or any of its Restricted Subsidiaries, other than:

•	dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

•	pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

(2)	purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, the Operating Partnership or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Operating Partnership or any of its Restricted Subsidiaries; or

(3)	make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries that is subordinated in right of payment to the notes (other than (A) with respect to intercompany Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries or (B) a payment, redemption, repurchase, defeasance or other acquisition or retirement made in anticipation of satisfying a scheduled payment of principal on a Stated Maturity of such Indebtedness within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement); or

(4)	make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)	a Default or Event of Default shall have occurred and be continuing;

(B)	the Operating Partnership could not Incur at least $1.00 of indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant;

(C)	the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined as the Fair Market Value thereof in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after the Closing Date would exceed the sum of:

•	95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Operating Partnership or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial information is available, less the cumulative amount of Restricted Payments made relying upon the corresponding exception for Restricted Payments made from cumulative Funds From Operations in the indenture under which the 5.875% Senior Notes due 2021 of the Operating Partnership were issued; plus

•	the aggregate Net Cash Proceeds received by the Operating Partnership after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Operating Partnership, including an issuance or sale permitted by the indenture of Indebtedness of the Operating Partnership for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Operating Partnership, or from the issuance to a Person who is not a Subsidiary of the Operating Partnership of any options, warrants or other rights to acquire Capital Stock of the Operating Partnership (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable for cash at the option of the holder, or are required to be redeemed for cash, prior to the Stated Maturity of the notes); plus

•	an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Operating Partnership or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Operating Partnership and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

•	the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of the Operating Partnership subsequent to the Closing Date;

provided that any payments of bona fide obligations of the Operating Partnership or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligations with respect thereto.

Notwithstanding the foregoing, the Operating Partnership and any Restricted Subsidiary may declare or pay any dividend or make any distribution to the Company to fund a dividend or distribution by the Company (and make any corresponding distributions to the Operating Partnership’s partners other than the Company), so long as the Company believes in good faith that the Company qualifies as a real estate investment trust under the Code and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain the Company’s status as a real estate investment trust under the Code for any calendar year or to enable the Company to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the Company to its shareholders, with such distribution to be made as and when determined by the Company, whether during or after the end of, the relevant calendar year, if no Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (D) of paragraph (4) of the “Limitation on Indebtedness” covenant;

(3)	the repurchase, redemption or other acquisition of Capital Stock of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock);

(4)	the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Operating Partnership which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Operating Partnership (or options, warrants or other rights to acquire such Capital Stock);

(5)	the retirement of Units upon the conversion of such Units to Capital Stock of the Company;

(6)	payments or distributions to dissenting holders of Common Stock of the Operating Partnership or dissenting stockholders of the Company pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Operating Partnership or the Company;

(7)	the payment of cash (i) in lieu of the issuance of fractional shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Operating Partnership and (ii) in lieu of the issuance of whole shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Operating Partnership in an aggregate amount not to exceed $10 million;

(8)	the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Operating Partnership or the Company in connection with the administration of their equity compensation programs in the ordinary course of business;

(9)

(i) the redemption, repurchase or other acquisition or retirement of any Capital Stock of the Operating Partnership, or any Restricted Subsidiary from any director, officer or employee of the Operating Partnership, the Company or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (9)(i) not to exceed $10.0 million in any twelve-month period; or (ii) payment of cash upon redemption of Units; provided that (a) upon receipt of a Unit redemption notice, the Company would otherwise be permitted not to use its shelf registration statement but for the expiration of the 90 day aggregate black out period under the terms of Section 8.7(b)(ii) of the Partnership Agreement, or the redemption shelf is otherwise unavailable to the Company to issue redemption shares thereunder due to laws and regulations, (b) such payment is not made in respect of any Units beneficially owned by any of Lammot J. du Pont, Hossein Fateh or any member of the Board of Directors of the Operating Partnership and (c) the aggregate amount of cash paid upon redemption of Units pursuant to this clause (9)(ii) does not exceed $10.0 million;

(10)	declaration or payment of any cash dividend or other cash distribution in respect of Capital Stock of the Operating Partnership or any of its Restricted Subsidiaries constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by paragraph (3) of the “Limitation on Indebtedness” covenant shall be greater than or equal to 2.0 to 1.0 after giving effect to such payment;

(11)	additional Restricted Payments in an aggregate amount not to exceed 7.5% of Total Assets;

(12)	the repayment, defeasance, redemption, repurchase or other acquisition of Indebtedness of the Operating Partnership that is subordinated in right of payment to the notes or Disqualified Stock of the Operating Partnership (a) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Subsidiary) of, the Disqualified Stock of the Operating Partnership, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all notes tendered by holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value;

(13)	the declaration and payment of dividends or distributions by the Operating Partnership to, or the making of loans to, the Company in amounts required for the Company to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; (b) customary salary, bonus and other benefits payable to officers, directors and employees of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Operating Partnership and its Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the Company being a public company; (c) general corporate operating and overhead costs and expenses of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Operating Partnership and its Restricted Subsidiaries, including the Operating Partnership’s proportionate share of such amounts relating to the Company being a public company; and (d) fees and expenses other than to Affiliates of the Operating Partnership related to any successful or unsuccessful financing transaction or equity offering; or

(14)	Permitted Tax Payments;

provided that, in the case of clauses (9), (10) and (11), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2), (3), (4), (5), (6), (8), (11) and (12) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Operating Partnership or any of its Restricted Subsidiaries,

•	pay any Indebtedness owed to the Operating Partnership or any other Restricted Subsidiary,

•	make loans or advances to the Operating Partnership or any other Restricted Subsidiary, or

•	transfer its property or assets to the Operating Partnership or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing on the Closing Date in the indenture and any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under the indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3)	existing under or by reason of applicable law, the indenture, the notes and the Note Guarantees;

(4)	existing with respect to any Person, or the property or assets of such Person acquired by the Operating Partnership or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired:

(5)	in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

•	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

•	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Operating Partnership or any Restricted Subsidiary not otherwise prohibited by the indenture;

•	existing under or by reason of purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property; or

•	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Operating Partnership or any Restricted Subsidiary in any manner material to the Operating Partnership and its Restricted Subsidiaries taken as a whole;

(6)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

(7)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Operating Partnership determines that any such encumbrance or restriction will not materially affect such Persons’ ability to make principal or interest payments on the notes;

(8)	existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)	customary provisions contained in joint venture agreements entered into in the ordinary course of business;

(10)	contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(11)	contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis; or

(12)	in connection with and pursuant to permitted extensions, refinancings thereof, or as renewals or replacements of restrictions imposed pursuant to clauses (1) through (11) of this paragraph; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Operating Partnership or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Operating Partnership or its Restricted Subsidiaries that secure Indebtedness of the Operating Partnership or any of its Restricted Subsidiaries.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Operating Partnership will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Operating Partnership or any Restricted Subsidiary (“Guaranteed Indebtedness”), unless:

(1)	if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten (10) Business Days; and

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Operating Partnership or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

•	ranks equally in right of payment with the notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

•	is subordinate in right of payment to the notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the notes or the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee.

Limitation on Transactions with Affiliates

The Operating Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Operating Partnership or any of its Restricted Subsidiaries, in each case involving consideration in excess of $10 million (in one transaction or a series of related transactions), except upon fair and reasonable terms no less favorable to the Operating Partnership or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions for which the Operating Partnership delivers to the trustee a Board Resolution of the Operating Partnership approved by a majority of the independent members of the Board of Directors;

(2)	any transaction solely among the Company, the Operating Partnership and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(3)	any payments or other transactions pursuant to any tax-sharing agreement between the Operating Partnership and the Company or other Person with which the Operating Partnership files a consolidated tax return or with which the Operating Partnership is part of a consolidated group for tax purposes;

(4)	any Restricted Payments or Permitted Investments not prohibited by the “Limitation on Restricted Payments” covenant;

(5)	transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Operating Partnership and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Closing Date;

(6)	director’s fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Operating Partnership or any of its Restricted Subsidiaries with officers, directors and employees of the Company, the Operating Partnership or its Restricted Subsidiaries that are Affiliates of the Operating Partnership or its Restricted Subsidiaries and the payment of compensation to such officers, directors and employees (including amounts paid or securities issued pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreement has been approved by the Board of Directors;

(7)	commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Company, the Operating Partnership or any of its Restricted Subsidiaries;

(8)	sales of Equity Interests (other than Disqualified Stock) of the Operating Partnership to Affiliates;

(9)	any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(10)	any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Operating Partnership or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity; or

(11)	any merger, consolidation or reorganization of the Operating Partnership or a Restricted Subsidiary (otherwise permitted by the indenture) with or into a Restricted Subsidiary solely for the purpose of changing the domicile of the Operating Partnership or a Restricted Subsidiary.

Limitation on Asset Sales

The Operating Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)	the consideration received by the Operating Partnership or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2)	at least 75% of the consideration received consists of cash or Temporary Cash Investments or a combination of both; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided further that, for purposes of this clause (2) the amount of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Operating Partnership’s or such Restricted Subsidiary’s most recent balance sheet, of the Operating Partnership or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary, only to the extent of the reduction in the amount of such liabilities on the Operating Partnership’s consolidated balance sheet;

(b)	any securities, evidences of Indebtedness or other obligations received by the Operating Partnership, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Operating Partnership, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Operating Partnership, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within one hundred eighty (180) days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 180-day period); and

(c)	any Designated Non-cash Consideration received by the Operating Partnership or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $25 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In the event that the Net Cash Proceeds received by the Operating Partnership or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of twelve consecutive months (the “Asset Period”) exceeds 1% of Total Assets (determined as of the date closest to the commencement of the Asset Period for which a consolidated balance sheet of the Operating Partnership and its Restricted Subsidiaries is available), then within twelve (12) months after the date Net Cash Proceeds exceed 1% of Total Assets as described above, the Operating Partnership shall or shall cause the excess amount to be applied to:

•	permanently reduce Secured Indebtedness of the Operating Partnership or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than the Company, the Operating Partnership or any of its Restricted Subsidiaries,

•	make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary, or a Person that becomes a Restricted Subsidiary upon such an Investment, having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Operating Partnership or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the date of such agreement);

•	prepay, repay, redeem or purchase any notes or other pari passu Indebtedness of the Operating Partnership or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Company, the Operating Partnership or any Subsidiary of the Operating Partnership or any other Affiliate of the Operating Partnership; provided, that if the Operating Partnership or a Subsidiary Guarantor shall so prepay, repay, redeem or purchase any such notes or pari passu Indebtedness, the Operating Partnership shall equally and ratably reduce obligations under the notes as provided herein under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest;

•	fund all or a portion of an optional redemption of the notes as described under “—Optional Redemption”; or

•	undertake any combination of the foregoing.

Pending the application of any such Net Cash Proceeds as described above, the Operating Partnership may invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals more than $25 million, the Operating Partnership must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Indebtedness plus, in each case, accrued interest and Additional Interest (if any) to the Payment Date.

If the aggregate principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the notes and the other Indebtedness that is pari passu with the notes will be purchased on a pro rata basis based on the principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds.

Repurchase of Notes upon a Change of Control

Unless the Operating Partnership has previously or concurrently delivered a redemption notice with respect to all existing notes as described above under “—Optional Redemption” and all conditions precedent applicable to such redemption notice have been satisfied, the Operating Partnership must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest and Additional Interest (if any) to the Payment Date.

There can be no assurance that the Operating Partnership will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Operating Partnership or that might be outstanding at the time). The above covenant requiring the Operating Partnership to repurchase the notes will, unless consents are obtained, require the Operating Partnership to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Subject to the following paragraph, the provisions described above that require the Operating Partnership to make an Offer to Purchase following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Operating Partnership repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, holders of notes may not be entitled to require the Operating Partnership to purchase their notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors, including in connection with a proxy contest where the Company’s Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors.

The Operating Partnership will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Operating Partnership and purchases all notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

The Operating Partnership will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Operating Partnership will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

SEC Reports and Reports to Holders

Whether or not the Operating Partnership or the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Operating Partnership and the Company must provide the trustee and holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Operating Partnership or the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Operating Partnership’s and the Company’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Operating Partnership and the Company were required to file such reports.

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Operating Partnership’s or the Company’s website within the applicable time period.

In addition, whether or not required by the SEC, the Company and the Operating Partnership will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (l) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Operating Partnership and the Company will make the information and reports available to securities analysts and prospective investors upon request. If the Operating Partnership had any Unrestricted Subsidiaries during the relevant period, the Operating Partnership will also provide to the trustee and the holders information sufficient to ascertain the financial condition and results of operations of the Operating Partnership and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

Notwithstanding anything herein to the contrary, the Operating Partnership and the Company will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of clause (4) set forth below under “—Events of Default” as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

Events of Default

This “—Events of Default” section replaces the “Description of Debt Securities—Events of Default” section of the accompanying prospectus in its entirety.

Events of Default under the indenture are defined as the following:

(1)	default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

(3)	default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Operating Partnership or the failure by the Operating Partnership to make or consummate an Offer to Purchase in accordance with the “Limitations on Asset Sales” or “Repurchase of Notes upon a Change of Control” covenants;

(4)	the Operating Partnership or the Company defaults in the performance of or breaches any other covenant or agreement of the Operating Partnership or the Company in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

(5)	there occurs with respect to any issue or issues of Indebtedness of the Operating Partnership or the Company or any Significant Subsidiary having an outstanding principal amount of $35 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

•	an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

•	the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)	any final judgment or order (not covered by insurance) for the payment of money in excess of $35 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

•	shall be rendered against the Operating Partnership or the Company or any Significant Subsidiary and shall not be paid or discharged; and

•	there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a court having jurisdiction in the premises enters a decree or order for:

•	relief in respect of the Operating Partnership or the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Operating Partnership or the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Operating Partnership or the Company or any Significant Subsidiary; or

•	the winding up or liquidation of the affairs of the Operating Partnership or the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)	the Operating Partnership or the Company or any Significant Subsidiary:

•	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

•	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Operating Partnership or the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Operating Partnership or the Company or any Significant Subsidiary;

•	effects any general assignment for the benefit of its creditors; or

(9)	the Note Guarantees of Subsidiaries that in the aggregate would be a Significant Subsidiary or the Company Guarantee of the notes cease to be in full force and effect (other than in accordance with the terms of such Guarantees and the indenture) or any Guarantor notifies the trustee in writing that it denies or disaffirms its obligations under its Guarantee of the notes.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Operating Partnership or the Company) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Operating Partnership and the Company (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Operating Partnership, the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (7) or (8) above occurs with respect to the Operating Partnership or the Company, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Operating Partnership, the Company and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

•	all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture will require certain officers of the Operating Partnership and the Company to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Operating Partnership and the Company and the Restricted Subsidiaries and of their performance under the indenture and that the Operating Partnership and the Company have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Operating Partnership and the Company will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

The Operating Partnership.    The Operating Partnership will not merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Operating Partnership unless:

(1)	the Operating Partnership shall be the continuing Person, or the Person (if other than the Operating Partnership) formed by such consolidation or into which the Operating Partnership is merged or that acquired or leased such property and assets of the Operating Partnership shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Operating Partnership on the notes and under the indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction on a pro forma basis the Operating Partnership, or any Person becoming the successor obligor of the notes, as the case may be, (x) could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant or (y) has a Leverage Ratio that is no higher than the Leverage Ratio of the Operating Partnership immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) shall not apply to a consolidation or merger of one or more Restricted Subsidiaries with or into the Operating Partnership so long as, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Operating Partnership) shall be issued or distributed to the holders of Capital Stock of the Operating Partnership; and

(4)	the Operating Partnership delivers to the trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Operating Partnership, so long as any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any consolidation or merger or any transfer of all or substantially all of the Operating Partnership’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Operating Partnership is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every one of the Operating Partnership’s rights and powers under the indenture with the same effect as if such successor Person had been named therein as the Operating Partnership and, except in the case of the lease or a sale or other transfer of less than all assets, the Operating Partnership shall be released from the obligations under the notes.

Guarantors.    No Guarantor may merge with or into any Person, or sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person (other than the Operating Partnership or another Guarantor), unless:

(A)	the other Person becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee; and

(2)	immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	except in the case of the Company, the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Operating Partnership or a Restricted Subsidiary) otherwise permitted by the indenture.

Notwithstanding the foregoing, the Guarantee of the notes by a Guarantor shall be automatically released as set forth under “—Guarantees.”

Defeasance

This “—Defeasance” section replaces the “Description of Debt Securities—Discharge, Defeasance and Covenants Defeasance” section of the accompanying prospectus in its entirety.

Defeasance and Discharge.    The indenture will provide that the Operating Partnership, the Company and the Subsidiary Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the notes or any Subsidiary Guarantee on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other things, certain obligations to register the transfer or exchange of the notes; to replace stolen, lost or mutilated notes; to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	the Operating Partnership has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the Operating Partnership has delivered to the trustee:

(A)	an Opinion of Counsel to the effect that beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the Operating Partnership’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, and

(B)	an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Operating Partnership or any of its Restricted Subsidiaries is a party or by which the Operating Partnership or any of its Restricted Subsidiaries are bound; and

(4)	if at such time the notes are listed on a national securities exchange, the Operating Partnership has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default.    The indenture further will provide that the provisions of the indenture will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” clause (3) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (4) under “Events of Default” with respect to such other covenants and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default upon, among other things:

(1)	the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the satisfaction of the provisions described in clauses (2)(B), (3) and (4) of the preceding paragraph titled “Defeasance and Discharge;” and

(3)	the delivery by the Operating Partnership to the trustee of an Opinion of Counsel to the effect that, among other things, the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default.    In the event the Operating Partnership exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership, the Company and the Subsidiary Guarantors will remain liable for such payments.

Modification and Waiver

This “—Modification and Waiver” section replaces the “Description of Debt Securities—Modification, Waivers and Meetings” section of the accompanying prospectus in its entirety.

Subject to certain limited exceptions, modifications, waivers and amendments of the indenture may be made by the Operating Partnership, the Company and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any note;

(3)	change the place of payment of principal of, or premium, if any, or interest on, any note;

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(5)	reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)	voluntarily release a Guarantor of the notes other than in accordance with the indenture;

(8)	after the time an Offer to Purchase is required to have been made under “—Limitation on Asset Sales” or “—Repurchase of Notes upon a Change of Control,” reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9)	reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The Operating Partnership, the Company and the trustee may amend or modify the indenture, the notes and the Note Guarantees without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission or inconsistency in the indenture or the notes;

(2)	to comply with “Consolidation, Merger and Sale of Assets”;

(3)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)	to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6)	to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7)	to provide for the issuance of additional notes in accordance with the terms of the indenture;

(8)	to conform any provision to this “Description of Notes”; or

(9)	to make any other change that does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Partners, Stockholders, Officers, Directors, or Employees

The indenture will provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Operating Partnership or the Company in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Operating Partnership, the Company or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Governing Law

The indenture will provide that it and the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The indenture will provide that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Operating Partnership, the Company or the Subsidiary Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

This “—Concerning the Trustee” section replaces the “Description of Debt Securities—Concerning the Trustee” section of the accompanying prospectus in its entirety.

BOOK-ENTRY; SETTLEMENT AND CLEARANCE

The Global Notes

The notes will be issued in the form of one or more global notes in definitive, fully registered, book-entry form, without interest coupons (the “global notes”). The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

This “Book-Entry; Settlement and Clearance” section replaces the “Description of Debt Securities—Book-entry, Delivery and Form” section of the accompanying prospectus in its entirety.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax considerations different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset within the meaning of Section 1221 of the Code by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to investors other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax considerations relevant to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax considerations relevant to persons holding notes as a part of a hedging, conversion, constructive sale, straddle, or other integrated transaction, in each case for U.S. federal income tax purposes;

•	tax considerations relevant to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax considerations relevant to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax considerations relevant to U.S. expatriates;

•	alternative minimum tax considerations, if any;

•	any state, local or foreign tax considerations; and

•	estate or gift taxes.

If an entity that is treated as a partnership for U.S. federal income tax purposes owns notes, the tax treatment of a partner or member will generally depend upon the status of the partner or member and the activities of the entity. If you are an entity treated as a partnership for U.S. federal income tax purposes or a partner or member in such an entity holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax considerations to you in light of your own specific situation, as well as considerations arising under the U.S. federal estate or gift tax laws or under the tax laws of any other taxing jurisdiction.

In this discussion, the term “U.S. holder” refers to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” refers to a beneficial owner of notes that is neither a U.S. holder nor a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes).

Considerations Relevant to U.S. Holders

Payment of Interest

Stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, redemption or other taxable disposition (less any portion of such amount attributable to accrued and unpaid stated interest, which will be taxable as such to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note.

Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally are subject to preferential tax rates. A U.S. holder’s ability to deduct capital losses may be limited.

Medicare Tax

Certain U.S. holders that are individuals, estates, or trusts are subject to an additional 3.8% Medicare tax on “net investment income,” which includes, among other things, interest on and gains from the sale or other disposition of notes. Investors in notes should consult their own tax advisors regarding the 3.8% Medicare tax.

Information Reporting and Backup Withholding

Information reporting generally will be required with respect to interest on the notes and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Considerations Relevant to Non-U.S. Holders

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, U.S. federal withholding tax will not apply to any payment of interest to a non-U.S. holder provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of our capital or profits interests;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same general manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, retirement, redemption or other taxable disposition under regular graduated U.S. federal income tax rates and in the same general manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to non-U.S holders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding or additional information reporting requirements with respect to payments of interest that we make, provided the certification requirements described above in the last bullet point under “—Considerations Relevant to Non-U.S. Holders—Payments of Interest” have been satisfied and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, proceeds from a sale or other disposition of a note by a non-U.S. holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S. or U.S.-related financial intermediaries, unless the certification requirements described above have been satisfied and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act (FATCA)

A 30% U.S. federal withholding tax may apply to interest income paid on the notes, and the gross proceeds from a disposition of notes occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined under the FATCA rules), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution collects, reports and discloses certain information regarding its “United States account” holders (as specifically defined under the FATCA rules) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Consideration Relevant to Non-U.S. Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of notes.

UNDERWRITING

We, the guarantors of the notes and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of Notes
SunTrust Robinson Humphrey, Inc.	$67,500,000
Goldman, Sachs & Co.	50,000,000
KeyBanc Capital Markets Inc.	30,000,000
RBC Capital Markets, LLC	30,000,000
Regions Securities LLC	30,000,000
Stifel, Nicolaus & Company, Incorporated	30,000,000
TD Securities (USA) LLC	12,500,000

Total	$250,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriters repays to the underwriters a portion of the underwriting discount received by it because the representative or its affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriter, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the guarantors of the notes have agreed to indemnify the several initial purchasers against certain liabilities, including liabilities under the Securities Act.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $500,000.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or the guarantors of the notes, for which they received or will receive customary fees and expenses. Additionally, affiliates of each of the underwriters act as lenders and/or agents under our unsecured credit facility, unsecured term loan and/or the ACC3 Term Loan. In addition, Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our unsecured credit facility, unsecured term loan and/or the ACC3 Term Loan, a fee in connection with sales of the notes in this offering. Each of the underwriters will receive a portion of the net proceeds from this offering through the repayment of the unsecured credit facility.

In the ordinary course of their various business activities, the initial purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us or the guarantors of the notes.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State, except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for the underwriters for any such offer; or

(c) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of notes requires us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the guarantors; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation are not transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust are not transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Hogan Lovells US LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements and schedules of DuPont Fabros Technology, L.P. and DuPont Fabros Technology, Inc. at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, and the effectiveness of DuPont Fabros Technology, L.P.’s and DuPont Fabros Technology, Inc.’s internal control over financial reporting as of December 31, 2014, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

The Operating Partnership, the Company and the Subsidiary Guarantors have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. The Operating Partnership, the Company and the Subsidiary Guarantors have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Operating Partnership, the Company, the Subsidiary Guarantors and the securities that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference relates.

The Operating Partnership and the Company are subject to the informational requirements of the Exchange Act, and, in accordance therewith, the Operating Partnership and the Company are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we and the Operating Partnership file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reference to the SEC’s Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.dft.com. You should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

The Company’s common shares are listed on the NYSE, and all material filed by the Company with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed by the Operating Partnership and/or the Company with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	the Company’s Definitive Proxy Statement filed with the SEC on April 8, 2015; and

•	Current Reports on Form 8-K filed with the SEC on February 4, 2015, February 25, 2015 (as amended February 25, 2015), March 19, 2015, March 31, 2015, May 21, 2015 and June 1, 2015.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting DuPont Fabros Technology, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

Attn: Investor Relations

Website: http://www.dft.com

The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

DuPont Fabros Technology, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

DuPont Fabros Technology, L.P.

Debt Securities

(and Guarantees thereof)

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities of DuPont Fabros Technology, Inc., or DFT:

•	Shares of our common stock, par value $0.001 per share;

•	Shares of our preferred stock, par value $0.001 per share;

•	Depositary shares representing our preferred stock;

•	Warrants to purchase our common stock, preferred stock or depositary shares representing preferred stock;

•	Rights to purchase our common stock.

We may also offer, from time to time, debt securities in one or more series of DuPont Fabros Technology, L.P., or the Operating Partnership. DFT and certain of the Operating Partnership’s subsidiaries, including Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, Xeres Ventures LLC and Fox Properties LLC, may fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on, such debt securities.

We refer to our common stock, preferred stock, depositary shares, warrants, rights, guarantees and debt securities collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 77. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

DFT’s common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “DFT.” On May 29, 2015, the last reported sale price of DFT’s common stock on the NYSE was $32.24. DFT’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock and 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock also trade on the NYSE under the symbols “DFTPrA” and “DFTPrB”, respectively. Our corporate offices are located at 1212 New York Avenue, Suite 900, Washington, DC 20005 and our telephone number is (202) 728-0044.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 2, 2015.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to the “REIT” or “DFT” mean DuPont Fabros Technology, Inc. and its controlled subsidiaries; references to the “Operating Partnership” or “OP” mean DuPont Fabros Technology, L.P. and its controlled subsidiaries; and references to the “Subsidiary Guarantors” mean Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, Xeres Ventures LLC and Fox Properties LLC, collectively. The terms “the Company,” “we,” “our,” “us” and “our company” refer to DFT and the Operating Partnership, collectively.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions based on information currently available to management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, may identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse general or local economic or real estate developments in our markets or the technology industry, including a continued and prolonged economic downturn;

•	failure to successfully lease vacant space in or operate properties;

•	defaults on or non-renewal of leases by customers, including by our four largest customers that accounted for 61% of our annualized base rent as of April 1, 2015;

•	failure to collect customer obligations and note receivables;

•	failure to obtain necessary financing, extend the maturity of or refinance our existing debt, or comply with the financial and other covenants of the agreements that govern our existing debt;

•	decreased rental rates, increased vacancy rates or customer bankruptcies;

•	increased interest rates;

•	the failure of the Company to qualify and maintain qualification as a real estate investment trust, or REIT;

•	adverse changes in tax laws;

•	environmental uncertainties and liabilities;

•	risks related to natural disasters;

•	financial market fluctuations, including disruptions in the financial and credit markets and the availability of capital and other financing; and

•	changes in real estate and zoning laws.

The risks included above are not exhaustive, and additional factors could adversely affect our business and financial performance including factors and risks included or incorporated by referenced in this prospectus. For a further discussion of these and other factors that could cause future results to differ materially from any forward-looking statements, see the risk factors described under the “Risk

Factors” section of this prospectus and the risk factors incorporated by reference from our joint Annual Report on Form 10-K for the year ended December 31, 2014, and in other documents that we file from time to time with SEC. We operate in a very competitive and rapidly changing environment and new risk factors may emerge from time to time. It is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

We are a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. Our facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. Our customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud providers, healthcare and financial services. As of June 1, 2015, our 11 data centers are located in Tier I multi-tenant data center markets, as defined by 451 Research, LLC. Our data center portfolio totaled 2.84 million gross square feet and 249 megawatts of available critical load, which we define as the power available for exclusive use by customers, expressed in terms of megawatts, or MW, to power their servers and computing equipment. For the three months ended March 31, 2015, and the year ended December 31, 2014, we generated revenue of $107.3 million and $417.6 million, respectively, and funds from operations, or FFO, of $51.2 million and $220.7 million, respectively.

Our data centers are strategically located in four major population centers—Northern Virginia, suburban Chicago, Illinois; Piscataway, New Jersey and Santa Clara, California—each of which has significant electrical power availability and hubs of extensive fiber network connectivity. We hold a fee simple interest in 11 operating data centers—referred to as ACC2, ACC3, ACC4, ACC5, ACC6, ACC 7 Phase I, VA3, VA4, CH1, NJ1 Phase I and SC1. We also hold a fee simple interest in three data center properties under development—referred to as CH2 Phase I, ACC7 Phase II and ACC7 Phase III; data center projects available for future development—ACC7 Phase IV, CH2 Phases II-III and NJ1 Phase II; and land to be used to develop additional data centers—referred to as ACC8 and SC2. With this portfolio of operating and development properties, we believe that we are well positioned as a fully integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

We derive substantially all of our revenue from rents received from customers under existing leases at each of our operating properties. We believe that our data centers are engineered to the highest specifications commercially available and provide sufficient power to meet the needs of the world’s largest technology companies. Critical load is that portion of each facility’s total power capacity that is made available for the exclusive use by our customers to operate their computer servers. Because we believe that critical load is the primary factor used by customers in evaluating their data center requirements, our rents are based primarily on the amount of power made available to our customers, rather than the amount of space that they occupy.

Through our taxable REIT subsidiary, we also provide certain technical services to customers as a contractor on a purchase order basis, including layout design and installation of electrical power circuits, data cabling, server cabinets and racks, computer room airflow analyses and monitoring and other services requested by customers.

We were formed on March 2, 2007, and we are headquartered in Washington, D.C. DFT is a fully integrated, self-administered and self-managed company that owns, acquires, develops and operates wholesale data centers. DFT is the sole general partner of, and, as of March 31, 2015, owned 80.9% of the common economic interest in, the Operating Partnership. We are organized so as to qualify, and have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”).

Our principal executive offices are located at 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, and our main telephone number is (202) 728-0044. We maintain our general corporate website at http://www.dft.com. Information on or connected to our website is neither part of nor incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, together with all the other information contained in or incorporated by reference into this prospectus before deciding to invest in our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the construction of development properties, capital expenditures and working capital.

EARNINGS RATIOS

The following table sets forth the ratio of earnings to fixed charges and to combined fixed charges and preferred dividends for DFT, and the ratio of earnings to fixed charges for the Operating Partnership, as applicable, for the three months ended March 31, 2015, and the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, excluding amounts capitalized, to net income. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Three Months Ended March 31,	Years Ended December 31,
	2015	2014	2013	2012	2011	2010
DuPont Fabros Technology, Inc.
Ratio of Earnings to Fixed Charges	2.93	3.43	1.92	2.00	1.88	1.25
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.87	2.17	1.28	1.35	1.38	1.19

DuPont Fabros Technology, L.P.
Ratio of Earnings to Fixed Charges	2.93	3.43	1.92	2.00	1.88	1.25
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	1.87	2.17	1.28	1.35	1.38	1.19

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 250,000,000 shares of our common stock, $0.001 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of May 29, 2015, 65,388,394 shares of our common stock were issued and outstanding.

Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election.

Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock (including our Series A Preferred Stock and our Series B Preferred Stock, each as defined below) and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and liabilities of our company.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the New York Stock Exchange, on which our common stock is traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. See “—Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws” below.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws. See “Where to Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.

Our Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Our board currently has eight directors. Except as may be provided in our charter or bylaws, in accordance with the provisions of Section 3-804(c) of the MGCL, a vacancy on our board of directors, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors until a successor is elected and qualifies.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. In a contested election, directors will be elected by a plurality of the votes cast. An election is considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by it.

After the five-year prohibition described above, any business combination between the company and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board later resolves to opt back into these provisions. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver the statement as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future, and our board of directors may do so on a retroactive basis.

Subtitle 8

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships, subject to the limitations set forth in our bylaws, and fill vacancies and require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board; however, our board may elect to do so in the future without stockholder approval.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding removal of directors and stock ownership restrictions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, our board may, upon vote of a majority of our board of directors acting without stockholder approval, increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue. In addition, we generally may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without any vote of the corporation’s stockholders.

Bylaw Amendments

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting, is a stockholder at the time of the annual meeting and has complied with the advance notice procedures set forth in our bylaws.

•	with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting, is a stockholder at the time of the special meeting and has complied with the advance notice provisions set forth in our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Subject to certain exceptions, our charter provides that no person (other than a qualified institutional investor or an excepted holder) may actually or constructively own more than 3.3% of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 3.3% of our outstanding shares of capital stock by value. In addition, our charter permits certain qualified institutional investors to actually or constructively own up to 9.8% of our common stock by value or by number or value, whichever is more restrictive, or 9.8% of our outstanding capital stock.

We refer to these restrictions as the “ownership limit” and the “qualified institutional ownership limit,” respectively. For a fuller description of these restrictions and the constructive ownership rules, see “Restrictions on Ownership.”

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws authorize us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements With Certain Executive Officers and Directors

We have entered into indemnification agreements with our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. These indemnification agreements provide that:

•	if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (1) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (2) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2–418 of the MGCL or as otherwise provided by the bylaws, the charter, a resolution of our board of directors or an agreement approved by our board of directors.

Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•	the court determines that such director or executive officer is entitled to indemnification under Section 2–418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•	the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2–418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2–418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2–418(c) of the MGCL.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED STOCK

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.001 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval.

Outstanding Preferred Stock

As of May 29, 2015, 7,400,000 shares of our 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) and 6,650,000 shares of our 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) were issued and outstanding.

Our Series A Preferred Stock ranks senior to our common stock and any other junior shares that we may issue in the future, on parity with our Series B Preferred Stock and any other parity shares that we may issue in the future, and junior to all of our existing and future indebtedness, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We pay cumulative dividends on the Series A Preferred Stock at the rate of 7.875% per annum of its liquidation preference, which is equivalent to $1.96875 per annum per share. Dividends on our Series A Preferred Stock are payable quarterly on or about the 15th day of each January, April, July and October. If we liquidate, dissolve or windup, holders of our Series A Preferred Stock will have the right to receive $25 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities. Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series A Preferred Stock is not redeemable prior to October 15, 2015. On and after October 15, 2015, we may, at our option, redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. Upon the occurrence of a certain changes of control, we will have the option to redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, within the time limits described in the articles supplementary setting forth the terms of the Series A Preferred Stock, for cash at $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. Our Series A Preferred Stock is not convertible into or exchangeable for any property or any other securities. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Our Series B Preferred Stock ranks senior to our common stock and any other junior shares that we may issue in the future, on parity with our Series A Preferred Stock and any other parity shares that we may issue in the future, and junior to all of our existing and future indebtedness, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We pay cumulative dividends on the Series B Preferred Stock at the rate of 7.625% per annum of its liquidation preference, which is equivalent to $1.90625 per annum per share. Dividends on our Series B Preferred Stock are payable quarterly on or about the 15th day of each January, April, July and October. If we liquidate, dissolve or windup, holders of our Series B Preferred Stock will have the right to receive $25 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities. Except in instances relating to preservation of our qualification as a REIT or in connection with our special optional redemption right discussed below, our Series B Preferred Stock is not redeemable prior to March 15, 2016. On and after March 15, 2016, we may, at our option, redeem our Series B Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. Upon the occurrence of a certain changes of control, we will have the option to redeem our Series B Preferred Stock, in whole, at any time, or in part, from time to time, within the time limits described in the articles supplementary setting forth the terms of the Series B Preferred Stock, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. In addition, upon certain changes of control of the company, holders of our Series B Preferred Stock will have the right (unless we have elected to exercise our special optional redemption right to redeem your Series B Preferred Stock) to convert some or all their Series B Preferred Stock into shares of our common stock at the conversion rate described in the articles supplementary setting forth the terms of the Series B Preferred Stock. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for repurchase or redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material federal income tax consequences applicable to such preferred stock;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•	the voting rights of the preferred stock, if any; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Restrictions on Ownership

Holders of Series A Preferred Stock and Series B Preferred Stock are subject to the ownership restrictions of our charter and the respective articles supplementary setting forth the terms of the Series A Preferred Stock and Series B Preferred Stock. For more information, see “Restrictions on Ownership” below. As discussed in “Restrictions on Ownership” below, our charter generally prohibits any person (other than a qualified institutional investor or a person who has been granted an exception, or an excepted holder) from actually or constructively owning more than 3.3% of our common stock by value or by number of shares, whichever is more restrictive, or 3.3% of our outstanding capital stock by value. The limitation with respect to our capital stock is evaluated by considering all classes or series of our stock collectively, including our common stock and preferred stock. In addition, pursuant to the articles supplementary setting forth the terms of the Series B Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series B Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of preferred stock is Computershare Investor Services.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “—Certain Provisions of Maryland Law and Our Charter and Bylaws” above.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of our charter. See “Restrictions On Ownership.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF GUARANTEES

DFT and certain of the Operating Partnership’s subsidiaries, including the Subsidiary Guarantors, may fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on, one or more series of debt securities of the Operating Partnership not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture or supplement thereto. If the debt securities of the Operating Partnership are rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, DFT and the Subsidiary Guarantors may or may not guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise. The particular terms of any guarantee will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture to be entered into between the Operating Partnership and a trustee to be determined with specific terms and conditions set forth in a supplemental indenture or officers’ certificate of the Operating Partnership. References herein to the “Indenture” refer to such indenture, as amended or supplemented, and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where to Find Additional Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are or will be incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute the unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all of its other existing and future unsubordinated indebtedness. The Operating Partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Operating Partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;

•	the aggregate principal amount of debt securities of the series and any limit thereon;

•	whether such debt securities are to be issuable in global form or in Registered Securities;

•	the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the Operating Partnership will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which the Operating Partnership is required to, or may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Operating Partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon the Operating Partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of the Operating Partnership or any other Person or into any other securities;

•	if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of the Operating Partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

•	whether the securities will be secured;

•	the covenants subject to covenant defeasance;

•	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

•	the identity of the depositary for the global debt securities;

•	the circumstances under which the Operating Partnership or any guarantor will pay Additional Amounts on such debt securities in respect of any tax, assessment, or other governmental charge and whether the Operating Partnership will have the option to redeem such debt securities rather than pay the Additional Amounts;

•	if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities of the series may be listed;

•	the price or prices at which the debt securities of the series will be sold;

•	if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

•	the Person to whom any interest on any Registered Security shall be payable, if other than the Person in whose name such security is registered at the close of business on the Regular Record Date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the Indenture;

•	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

•	any other terms of debt securities of the series and any deletions from or modifications or additions to the Indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

The Operating Partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or to substantially reduce or eliminate the Operating Partnership’s consolidated assets, which may have a material adverse effect on the ability of the Operating Partnership to service the Operating Partnership’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving the Operating Partnership’s management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving the Operating Partnership or its affiliates.

Guarantees

DFT and certain of the Operating Partnership’s subsidiaries, including the Subsidiary Guarantors, may fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest, if any, on, one or more series of debt securities of the Operating Partnership not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture or supplement thereto.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and in the case of definitive debt securities may be surrendered for registration of transfer or exchange at an office of the Operating Partnership or an agent of the Operating Partnership in The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid by us at our election to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions. If the applicable prospectus supplement refers to any paying agent (in addition to the Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such paying agent or approve a change in the location through which any such paying agent acts, except that we will be required to maintain a paying agent in each place of payment for such series. We may at any time designate additional paying agents with respect to any series of debt securities offered by means of this prospectus.

Unless otherwise specified in the applicable prospectus supplement, neither the Operating Partnership nor the Trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

•	the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture,

•	the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•	a debt security owned by the Operating Partnership or any obligor on the debt security or any affiliate of the Operating Partnership or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at the Operating Partnership’s option or may be subject to mandatory redemption by the Operating Partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Operating Partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

(2)	default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)	the Operating Partnership fails to comply with any of the Operating Partnership’s other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by the Operating Partnership of notice of such default by the Trustee or receipt by the Operating Partnership and the Trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and the Operating Partnership fails to cure (or obtain a waiver of) such default within sixty (60) days after the Operating Partnership receives such notice;

(4)	failure to pay any recourse indebtedness for monies borrowed by the Operating Partnership, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series);

(5)	specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership, any guarantor or any Significant Subsidiary.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the Trustee in good faith consider such withholding of notice to be in the interest of those.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall ipso facto automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the Trustee in personal liability, the holders have provided the Trustee with security or indemnity reasonably satisfactory to the Trustee, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

The Indenture permits the Operating Partnership and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change the Operating Partnership’s or any guarantor’s obligation to pay Additional Amounts, or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

•	adversely affect any right of repayment or repurchase at the option of any holder, or

•	change any place where, or the currency in which, the principal of, any premium or interest on, or any Additional Amounts with respect to any debt security or guarantee is payable, or

•	impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the Redemption Date, or on or after the date for repayment or repurchase), or

•	in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

•	reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

•	modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

•	release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

The Indenture also contains provisions permitting the Operating Partnership and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to evidence a successor to the Operating Partnership or any guarantor, if applicable, as under the Indenture, or successive successions, and the assumption by any such successor of the covenants of the Operating Partnership or any guarantor;

•	to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the Indenture;

•	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act;

•	to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

•	to provide for the issuance of additional debt securities, subject to the limitations established in the Indenture;

•	to comply with the rules of any applicable Depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to add to or change any provisions of the Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•	to amend or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

•	to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Operating Partnership’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of the Operating Partnership, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Operating Partnership’s or any guarantor’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon the Operating Partnership’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Operating Partnership, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Operating Partnership’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Operating Partnership’s, or any guarantor’s, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A)	all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)	all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Operating Partnership has irrevocably deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

•	the Operating Partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, the Operating Partnership or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of the Operating Partnership in The City of New York, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

•	to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory) and franchises of the Operating Partnership and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Operating Partnership is a party or is bound;

•	in the case of legal defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

(A)	the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•	in the case of covenant defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•	no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

•	no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•	the Operating Partnership shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

We may maintain corporate trust and banking relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Operating Partnership, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Operating Partnership. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of definitive debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee. All notices to holders of debt securities in global form shall be validly given if in writing and delivered (by electronic or other means) to the applicable depositary following its applicable procedures.

Book-entry, Delivery and Form

The debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such Global Notes as Participants on the books of DTC.

Depository procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Operating Partnership takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Operating Partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the debt securities for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the debt securities. Under the terms of the indenture, the Operating Partnership and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither the Operating Partnership, the trustee nor any agent of them has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Operating Partnership that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the debt securities and only in respect of such portion of the aggregate principal amount at maturity of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the debt securities for legended debt securities in certificated form, and to distribute such debt securities to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•	DTC (a) notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Operating Partnership fails to appoint a successor depositary within 90 days after it receives such notice or of its becoming aware of such cessation;

•	the Operating Partnership, at its option and subject to DTC’s procedures, notifies the trustee in writing that the Operating Partnership elects to cause the issuance of the Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the debt securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes, if any, may be exchanged for beneficial interests in Global Notes.

Same day settlement and payment

The underwriters will settle the debt securities in immediately available funds. The Operating Partnership will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Operating Partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. The Operating Partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Operating Partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

RESTRICTIONS ON OWNERSHIP

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of our taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person (other than a qualified institutional investor or a person who has been granted an exception, or an excepted holder) from actually or constructively owning more than 3.3% of our common stock by value or by number of shares, whichever is more restrictive, or 3.3% of our outstanding capital stock by value. In addition, pursuant to the articles supplementary setting forth the terms of our Series B Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series B Preferred Stock. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. In addition, our charter permits certain qualified institutional investors to actually or constructively own up to 9.8% of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of our outstanding capital stock by value. In addition, our charter permits Lammot J. du Pont, the Chairman of our board of directors, certain of his affiliates, family members and trusts formed for the benefit of the foregoing to actually or constructively own up to 20.0% of our common stock by value or by number of shares, whichever is more restrictive, or 20.0% of our outstanding capital stock by value, and Hossein Fateh, the Vice Chairman of our board of directors, certain of his affiliates, family members and trusts formed for the benefit of the foregoing shall be permitted to actually or constructively own up to 20.0% of our common stock by value or by number of shares, whichever is more restrictive, or 20.0% of our outstanding capital stock by value.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons and (3) beneficially or constructively owning 10% or more of the ownership interest in a tenant of our real property. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer on our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our status as a REIT.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•	to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax considerations relating to the acquisition, holding, and disposition of our common stock (our “stock”). Information regarding the material income tax consequences to holders of other securities, such as our preferred stock, depositary shares, warrants, rights and certain debt securities of our operating partnership, DuPont Fabros Technology, L.P., will be included in one or more supplements to this prospectus.

For purposes of this section under the heading “Certain United States Federal Income Tax Considerations,” references to “DuPont Fabros Technology,” “we,” “our,” and “us” mean only DuPont Fabros Technology, Inc., and not its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Consequently, we cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents and partnership agreements. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

•	an insurance company;

•	a financial institution, broker, or dealer;

•	a regulated investment company or a REIT;

•	a holder who received our stock through the exercise of employee stock options or otherwise as compensation;

•	a person holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

•	a person holding our stock indirectly through other vehicles, such as partnerships, trusts, or other pass-through entities;

•	a tax-exempt organization, except to the extent described below in “—Taxation of Holders of Stock—Taxation of Tax-Exempt Holders of Stock”; and

•	a foreign investor.

This summary assumes that you will hold our stock as a capital asset, which generally means as property held for investment. The federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our stock to any particular holder will depend on the holder’s particular tax circumstances. Each time we or selling security holders sell stock or other securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to, modify or update the discussion below as appropriate.

You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local, and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of DuPont Fabros Technology

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our short taxable year ended December 31, 2007. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance, however, can be given that we in fact have qualified or will remain qualified as a REIT.

The sections of the Code and the corresponding regulations that govern the federal income tax treatment of a REIT and the holders of its stock are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Taxation of REITs in General

Qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we believe we have operated, and intend to continue to operate, so that we qualify as a REIT, we cannot assure you that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we maintain our qualification as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Thus, net income earned by a REIT and distributed to its stockholders generally is taxed only at the stockholder level upon the distribution of that income.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Holders of Stock.”

If we maintain our qualification as a REIT, we nonetheless will be subject to federal tax in the following circumstances:

•	We generally will be taxed at regular corporate rates on any income, including net capital gains, that we do not distribute during or within a specified time period after the calendar year in which such income is earned.

•	We may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.

•	If we earn net income from “prohibited transactions,” which generally are sales or other dispositions of property, other than foreclosure property, that is included in our inventory or held by us primarily for sale to tenants in the ordinary course of business, we will be subject to a tax at the rate of 100% of such net income. We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to tenants, and that a sale or other disposition of any such asset will not be made in the ordinary course of our business. Whether property is held “primarily for sale to tenants in the ordinary course of a trade or business” depends on the particular facts and circumstances. We cannot assure you that any property in which we hold a direct or indirect interest will not be treated as inventory or property held for sale to tenants, or that we will comply with certain safe-harbor provisions of the Code that would prevent such treatment.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid (a) the 100% tax on net income from “prohibited transactions,” and (b) and (b) the inclusion of any income from such property as nonqualifying income for purposes of the REIT gross income tests discussed below. Net income from the sale or other disposition of such foreclosure property may be subject to corporate income tax at the highest applicable rate (currently 35%). We do not anticipate receiving any income from foreclosure property.

•	We may elect to retain and pay income tax on our net long-term capital gain. See “—Taxation of Holders of Stock—Taxation of Taxable U.S. Holders—Capital Gain Dividends.”

•	If we should fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy certain reporting requirements and our failure to satisfy such test or tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to 100% of (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction which is our taxable income over our gross income determined with certain modifications.

•	If we should fail to satisfy any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described below), but nonetheless maintain our qualification as a REIT because we satisfy certain reporting and other requirements and our failure to satisfy such tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to the greater of $50,000 or the amount of net income generated by the assets that caused the failure multiplied by the highest corporate tax rate (currently 35%).

•	If we should fail to meet certain minimum distribution requirements during any calendar year, which is an amount equal to or greater than the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any such taxable income from prior periods that is undistributed, we would be subject to an excise tax at the rate of 4% on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•	If we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income or an asset test, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed with respect to items of income and expense if arrangements among us, our taxable REIT subsidiary and our tenants are not based on market rates.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Gain from the sale of property which we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in gains tax.

•	Our taxable REIT subsidiary is subject to federal corporate income tax on its net income.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7.	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder;

9.	that meets other tests described below, including with respect to the nature of its income and assets; and

10.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we are currently organized and operate, and intend to continue to operate and issue sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our charter contains restrictions regarding the transfer of shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. As discussed above in “Restrictions on Ownership,” our charter limits any person (other than an excepted holder or certain institutional investors) to actual or constructive ownership of no more than 3.3% of our stock by value or by number of shares, whichever is more restrictive and no more than 3.3% of our outstanding capital stock by value. Our charter permits certain institutional investors to exceed the 3.3% limits described above provided that they actually or constructively own no more than 9.8% of our stock by value or by number of shares, whichever is more restrictive, and no more than 9.8% of our outstanding capital stock by value. In addition, our charter permits Lammot J. du Pont, certain of his affiliates, family members and trusts formed for the benefit of the foregoing to actually or constructively own up to 20% of our stock by value or by number of shares, whichever is more restrictive, or 20% of our outstanding capital stock by value, and Hossein Fateh, certain of his affiliates, family members and trusts formed for the benefit of the foregoing shall be permitted to actually or constructively own up to 20% of our stock by value or by number of shares, whichever is more restrictive, or 20% of our outstanding capital stock by value. See “Restrictions on Ownership—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described below under “—Relief from Violations; Reasonable Cause.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We elected to be taxed as a REIT beginning with our first taxable year in 2007 and we have not succeeded to any earnings and profits of a “C” corporation. Therefore, we do not believe we had any undistributed non-REIT earnings and profits.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We currently satisfy this requirement.

Relief from Violations; Reasonable Cause

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” if a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code extends similar relief from violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, if the violation is due to reasonable cause and not willful neglect, and other conditions are met, including, in some cases, the payment of a penalty tax that may be based upon the magnitude of the violation. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time, and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership or other entity taxable as a partnership for federal income tax purposes, such as our operating partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (subject to special rules relating to the 10% asset test described below) and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in our operating partnership, which include the assets, liabilities, and items of income of any partnership in which our subsidiary partnership holds an interest, will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in the Operating Partnership.”

We have control of our operating partnership and substantially all of the subsidiary partnerships and limited liability companies in which our operating partnership has invested, and intend to continue to operate them in a manner consistent with the requirements for qualification and taxation as a REIT. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interests in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief as described below in “—Failure to Qualify.”

Qualified REIT Subsidiaries.    We may acquire 100% of the shares of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its shares and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities, and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting shares of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, and which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities) which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “—Taxation of Holders of Stock—Taxation of Taxable U.S. Holders—Qualified Dividend Income.” We currently have two taxable REIT subsidiaries, DF Technical Services, LLC and DF Holdings I LLC. Our taxable REIT subsidiaries provide certain technical services to our tenants on a contract or purchase-order basis, including, among others, ongoing power management services, telecommunications network cabling, computer rack installation and fiber optic cable tray installation, performed by approved third-party vendors on a cost-plus basis.

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiary ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants, and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiary, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our facilities. There can be no assurance that our taxable REIT subsidiary will not be limited in its ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiary.

Income Tests

In order to maintain our qualification as a REIT, we must satisfy annually two gross income requirements. First, at least 95% of our gross income for each taxable year, but excluding gross income from “prohibited transactions,” certain hedging transactions, and specified foreign currency gains, must be derived from: (1) dividends; (2) interest; (3) rents from real property (i.e., income that qualifies under the 75% test described below); (4) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) treated as inventory property or property held for sale to customers in the ordinary course of business; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and (8) gain from the sale or other disposition of a real estate asset which is not a “prohibited transaction.” See “—Prohibited Transactions.”

Second, at least 75% of our gross income for each taxable year, but excluding gross income from “prohibited transactions,” certain hedging transactions entered into after July 30, 2008, and specified foreign currency gains, must be derived from: (1) rents from real property; (2) interest on obligations secured by mortgages on real property or on interests in real property; (3) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not treated as inventory property or property held for sale to customers in the ordinary course of business; (4) dividends or other distributions on, and gain from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs which meet the requirements of this part; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property an interests in real property); (8) gain from the sale or disposition of a real estate asset which is not a “prohibited transaction,” see “—Prohibited Transactions;” and (9) certain income derived from the temporary investment of new capital.

Rents from Real Property.    Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions, including the following, are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” if it constitutes more than 15% of the total rent received under the lease.

We have reviewed our properties and have determined that any rent that may be attributable to personal property is not non-qualifying rent with respect to any particular lease. However, we cannot assure you that the IRS will not assert that rent attributable to personal property with respect to a particular lease is non-qualifying rent with respect to such lease.

Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenues and that satisfies certain other requirements. We and our affiliates are permitted, however, to perform only services that are “usually or customarily rendered” in connection with the rental of space for occupancy and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Furthermore, we are generally permitted to provide both customary and non-customary services to tenants or others through a taxable REIT subsidiary without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

We monitor (and intend to continue to monitor) the activities provided at, and the income that is non-qualifying under the REIT income tests arising from, our facilities and believe that we will not provide services that will cause us to fail to meet the income tests. We will provide some services and may provide access to third party service providers at some or all of our facilities. Based upon our experience in the markets where the facilities are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.

In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant’s gross receipts or sales. No portion of the rent we receive is based, in whole or in part, on the income or profits of any person.

We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility or qualified health care property and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met.

Interest Income.    “Interest” generally will be non-qualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

Dividend Income.    We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from our taxable REIT subsidiary or other such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% income tests.

Income from Hedging Transactions.    We and our subsidiaries may from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options.

Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets or manage certain risks associated with currency fluctuations, are not treated as gross income for purposes of the 95% REIT income test, and are not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008. In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will generally be treated as income that does not qualify under the 95% or 75% income tests.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. However, we cannot assure you that our hedging activities will not give rise to income that would adversely affect our ability to satisfy the REIT qualification requirements.

Prohibited Transactions.    Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to tenants in the ordinary course of a trade or business. We have conducted, and intend to continue to conduct, our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to tenants, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to tenants in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. We cannot assure you that any property we sell will not be treated as property held for sale to tenants, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	we attach a schedule of the sources of our income to our federal income tax return.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because we intentionally accrue or receive income that is non-qualifying for purposes of the REIT income tests and that exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply and we retain our REIT status, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests

At the close of each calendar quarter, we must also satisfy six tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. government securities. For this purpose, the term “real estate assets” includes interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain mortgage-backed securities, mortgage loans, and stock or debt instruments held for less than one year purchased with an offering of our stock or long term debt.

Second, not more than 25% of our total assets may be represented by securities other than those described in the first paragraph above

Third, except for securities described in the first paragraph above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

Fourth, except for securities described in the first paragraph above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer’s outstanding voting securities.

Fifth, except for securities described in the first paragraph above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer

Sixth, for our tax years beginning before January 1, 2009, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. For our tax years beginning on or after January 1, 2009, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, debt will meet the “straight debt” safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

We believe that our assets comply, and will continue to comply, with the foregoing REIT asset requirements, and we monitor, and intend to continue to monitor compliance on an ongoing basis. Our operating partnership owns 100% of the interests of each of DF Technical Services, LLC and DF Holdings I LLC. We are considered to own our pro rata share (based on our ownership in the operating partnership) of the interests in each of DF Technical Services, LLC and DF Holdings I LLC equal to our pro-rata ownership of the operating partnership because we own interests in our operating partnership. Each of DF Technical Services, LLC and DF Holdings I LLC has elected, together with us, to be treated as our taxable REIT subsidiary. So long as each of DF Technical Services, LLC and DF Holdings I LLC qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership interest. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our interest in our taxable REIT subsidiaries does not exceed, and believe that in the future it will not exceed, 25% of the aggregate value of our gross assets. We intend to limit our ownership of any securities in an issuer that does not qualify as a qualified REIT subsidiary, REIT or a taxable REIT subsidiary so that our ownership of any such securities complies with the 10% voting securities limitation and 10% value limitation. However, we cannot assure you that the IRS will not contend that our assets or our interests in any securities violate the REIT asset requirements.

No independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might disagree with our determinations.

Failure to Satisfy the Asset Tests.    The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets (including, for tax years beginning after July 30, 2008, a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, in the case of de minimis violations of the 5% and 10% asset tests, we may maintain qualification if (a) the value of the assets causing the violation does not exceed the lesser of 1% of our total assets, and $10,000,000, and (b) we either dispose of the assets causing the failure within 6 months after the last day of the quarter in which we identify the failure, or the relevant tests are otherwise satisfied within that time frame. If we fail one or more of the asset requirements (other than de minimis violations of the 5% and 10% asset tests as described above) we may nevertheless maintain our REIT qualification if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) we either disposes of the assets causing the failure within 6 months after the last day of the quarter in which we identify the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income”; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

•	the sum of specified items of “non-cash income.”

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, a distribution for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year.

In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is made pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We believe we have made and intend to continue to make timely distributions sufficient to satisfy our annual distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion.

We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders of ours would then increase the adjusted basis of their DuPont Fabros stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that in the future we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made as ordinary dividends or capital gains by us, which are generally taxable to stockholders to the extent that we have current or accumulated earnings and profits. See “—Taxation of Holders of Stock—Taxation of Taxable U.S. Holders—Distributions Generally.”

If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We believe we have made, and intend to continue to make, timely distributions so that we are not subject to the 4% excise tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay taxable dividends in the form of stock or in-kind distributions of property.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In we do pay “deficiency dividends,” we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify

Specified cure provisions may be available to us in the event we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 20% (excluding the 3.8% tax on “net investment income”), and, subject to limitations of the Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Investments in the Operating Partnership

General

We hold substantially all of our real estate assets through a single operating partnership that holds pass-through subsidiaries. In general, an entity classified as a partnership (or a disregarded entity) for federal income tax purposes is a “pass-through” entity that is not subject to federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of the assets held by the operating partnership. Consequently, to the extent that we hold an equity interest in the operating partnership, the operating partnership’s assets and operations may affect our ability to qualify as a REIT.

Entity Classification

Our investment in the operating partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat the operating partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the operating partnership would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of REITs in General—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of REITs in General—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of the operating partnership for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

A partnership is a “publicly-traded partnership” under Section 7704 of the Code if:

(1) interests in the partnership are traded on an established securities market; or

(2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

We and our operating partnership intend to take the reporting position for federal income tax purposes that the operating partnership is not a publicly-traded partnership. There is a risk, however, that the right of a holder of operating partnership units to redeem the units for stock could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market, or on the substantial equivalent of a secondary market, if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We believe that the operating partnership will qualify for at least one of these safe harbors at all times in the foreseeable future. The operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

If the operating partnership is a publicly-traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly-traded partnership. The income requirements applicable to us in order to qualify as a REIT under the Code and the definition of qualifying income under the publicly-traded partnership rules are very similar. Although differences exist between these two income test, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly-traded partnerships.

Allocations of Partnership Income, Gain, Loss, Deduction and Credit

A partnership agreement will generally determine the allocation of income and loss among partners. However, those allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the applicable Treasury regulations, which generally require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The allocations of taxable income and loss provided for in the partnership agreement of the operating partnership are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners. These rules may apply to a contribution of property by us to an operating partnership. To the extent that the operating partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by us to the operating partnership of the cash proceeds received in offerings of our stock. As a result, members, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the operating partnership’s properties than would be the case if all of the operating partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to the operating partnership. This could cause us to recognize taxable income in excess of cash flow from the operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

The operating partnership uses the “traditional method” under Section 704(c) of the Code with respect to properties contributed at the time of our initial public offering. As a result of the operating partnership’s use of the traditional method, our tax depreciation deductions attributable to those properties may be lower, and gain on sale of such property may be higher, than they would have been if our operating partnership had acquired those properties for cash. If we receive lower tax depreciation deductions from contributed properties, we would recognize increased taxable income, which could increase the annual distributions that we are required to make under the federal income tax rules applicable to REITs or cause a higher portion of our distributions to be treated as taxable dividend income, instead of a tax-free return of capital or a capital gain. See “—Taxation of Holders of Stock.”

Taxation of Holders of Stock

Taxation of Taxable U.S. Holders

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our stock that is for federal income tax purposes:

1.	a citizen or resident alien individual, as defined in Section 7701(b) of the Code, of the United States;

2.	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

3.	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

4.	any trust if (1) the administration of the trust is subject to the primary supervision of a United States court and the control of one or more United States persons, or (2) the trust has made a valid election to be treated as a U.S. person.

Generally, in the case of an entity treated as a partnership for federal income tax purposes that holds our stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A “non-U.S. holder” is a holder, including any partner in a partnership that holds our stock, that is not a U.S. holder. If you are a partner of a partnership holding our stock, you should consult with your tax advisor regarding the tax consequences of the ownership and disposition of our stock or depositary shares.

Distributions Generally.    As long as we maintain our qualification as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. holders as ordinary income and will not be eligible for the dividends- received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares. Except to the limited extent described below, dividends received from REITs are generally not eligible to be taxed at the preferential rates applicable to qualified dividend income available to individual U.S. holders who receive dividends from regular taxable C corporations.

Distributions from us in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted tax basis that each U.S. holder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a holder of record on a specified date in any of these months shall be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of DuPont Fabros Technology” and “—Taxation of REITs in General—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. holders and do not offset income of U.S. holders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. holders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. holders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as capital gain. U.S. holders that are taxed as corporations for federal tax purposes will be taxed at the normal corporate income tax rates on these dividends and may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. holder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20% (excluding the 3.8% tax on “net investment income”), and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Qualified Dividend Income.    A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” to the extent that such amount is attributable to amounts described in (a) through (c) below, and we properly designate it as “qualified dividend income.” Qualified dividend income is taxable to non-corporate U.S. holders at capital gain rates, provided that the U.S. holder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT corporations (including our taxable REIT subsidiaries);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if (A) the dividends are received from (a) DF Technology Services, LLC, DF Holdings I LLC, or another U.S. corporation (other than a REIT or a regulated investment company), or (b) a “qualified foreign corporation,” and (B) specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, the amount that will be taxable to the U.S. holder as qualified dividend income will be indicated to U.S. holders on IRS Form 1099-DIV.

Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. holder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Dispositions of Stock.    In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder’s adjusted tax basis in the stock at the time of the disposition. In general, a U.S. holder’s tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above), less tax deemed paid on it, and reduced by returns of capital.

In general, capital gains recognized by U.S. holders taxed at individual rates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% (excluding the 3.8% tax on “net investment income,”) if the stock is held for more than 12 months, and will be taxed at ordinary income rates if the stock is held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. holder upon the disposition of stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of stock by a U.S. holder who has held the stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

Net Investment Income Tax.    Certain U.S. stockholders that are individuals, estates, and trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our stock. Prospective investors should consult their own tax advisors regarding this new legislation.

Foreign Accounts.    Certain payments made to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their stock. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of Stock—Taxation of Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities.”

Taxation of Non-U.S. Holders

The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders of our stock. The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of federal income taxation.

Distributions Generally.    Subject to the discussion below, distributions by us to a non-U.S. holder of our stock generally will be treated as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our stock will continue to be considered “regularly traded” on an “established securities market” located in the United States for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our stock is not regularly traded on an “established securities market” located in the United States, the tax considerations described below would materially differ.

Ordinary Income Dividends.    A distribution made by us to a non-U.S. holder will be treated as an ordinary income dividend if the distribution is made out of our current or accumulated earnings and profits and:

•	is not attributable to our net capital gain; and

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. holder owns 5% or less of the value of a class of our stock at all times during the 1-year period ending on the date of the distribution

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates in the same manner as U.S. holders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Ordinary dividends generally will be subject to federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

We generally expect to withhold U.S. income tax at the rate of 30% on any dividend distribution (including distributions that later may be determined to have been made in excess of current and accumulated earnings and profits) made to a non-U.S. holder (and that is not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or an IRS Form W-8BEN-E with us evidencing eligibility for that reduced rate is filed with us;

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business; or

•	the non-U.S. stockholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Tax treaties may reduce the withholding obligations on our distributions. Under most tax treaties, however, taxation rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional requirements. If the amount of tax withheld with respect to a distribution to a non-U.S. holder exceeds the non-U.S. holder’s federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a credit refund of the excess from the IRS, provided the appropriate documentation is properly and timely submitted to the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its stock will reduce the non-U.S. holder’s adjusted basis in its stock and will not be subject to federal income tax. Such distributions, however, will be subject to U.S. withholding tax as described below. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Dispositions of Stock.”

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. Consequently, although we currently intend that our transfer agent will withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution, to the extent that this is not done, any portion of a distribution not subject to withholding at a rate of 30%, or lower applicable treaty rate, would be subject to withholding at a rate of 10%. However, a non-U.S. holder may seek a refund of these amounts from the IRS if such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the non-U.S. holder’s U.S. tax liability, if any, with respect to the distribution.

Return of Capital Distributions.    Unless (A) our stock constitutes a USRPI, as described in “—Dispositions of Stock” below, or (B) either (1) the non-U.S. holder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to at 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. holder’s proportionate share of our earnings and profits, and (2) the non-U.S. holder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates that would apply to a U.S. holder of the same type (e.g., an individual or corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.

Capital Gain Distributions.    A distribution paid by us to a non-U.S. holder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•	the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. holder owns more than 5% of the value of stock at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. holder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to federal income tax in the hands of the non-U.S. holder unless:

•	the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business of the non-U.S. holder, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a non-U.S. holder that is a corporation also may be subject to the 30% (or lower applicable treaty rate) branch profits tax; or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. holder that owns more than 5% of the value of our stock at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. holder that is a corporation, such distributions also may be subject to the 30% (or lower applicable treaty rate) branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. holder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% (or, to the extent provided in Treasury regulations, 20%) of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. holder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS.

Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual United States federal income tax liability, and the non-U.S holder timely files an appropriate claim for refunds.

Dispositions of Stock.    Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Generally, with respect to any particular holder, our stock will constitute a USRPI only if each of the following three statements is true:

•	50% or more of all of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

•	we are not a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. Although we believe that we are and will continue to be a domestically controlled qualified investment entity, because our stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity; and

•	Either (a) the applicable class or series of our shares is not “regularly traded,” as defined by applicable Treasury regulations, on an “established securities market” in the United States; or (b) the applicable class or series of our shares is “regularly traded” on an “established securities market” in the United States and the selling non-U.S. holder has held over 5% of the applicable class or series of our shares any time during the five-year period ending on the date of the sale.

Specific wash sale rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically controlled qualified investment entity. These rules would apply if a non-U.S. holder (1) disposes of our stock within a 30–day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. holder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, our stock during the 61–day period that begins 30 days prior to such ex-dividend date, and (3) if the relevant class of our stock is “regularly traded” on an established securities market in the United States, such non-U.S. holder has owned more than 5% of the relevant class of stock at any time during the one-year period ending on the date of such distribution.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder if: (1) the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Tax-Exempt Holders of Stock

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that (1) a tax-exempt holder has not held our stock as “debt financed property” within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt holder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock should not give rise to UBTI to a tax-exempt holder.

Tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our stock. These stockholders should consult with their tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock, and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or our becoming a pension-held REIT.

Tax-exempt holders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Information Reporting and Backup Withholding Tax Applicable to Holders of Stock

U.S. Holders.    In general, information-reporting requirements will apply to payments of distributions on our stock and payments of the proceeds of the sale of our stock to some U.S. holders, unless an exception applies.

The payer will be required to withhold backup withholding tax on such payments at the rate of 28% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some holders of our stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

The payor will be required to furnish annually to the IRS and to holders of our stock information relating to the amount of dividends and interest paid on our stock, and that information reporting may also apply to payments of proceeds from the sale of our stock. Some holders are generally not subject to information reporting.

Non-U.S. Holders—Generally.    Generally, information reporting will apply to payments of distributions on our stock, and backup withholding described above for a U.S. holder will apply, currently at a rate of 28%, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

Generally, non-U.S. holders can document their status (and thereby generally avoid backup withholding) by providing a proper IRS withholding certificate (such as the IRS Form W-8BEN or IRS Form W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of holders of our stock when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. holder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to any backup withholding. Because the application of these Treasury regulations varies depending on the holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities.    The Foreign Account Tax Compliance Act or “FATCA,” as a general matter, imposes a 30% withholding tax on dividends on, and, after December 31, 2016, gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and the holders of our stock may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and holders of our stock may not conform to the federal income tax treatment discussed above. We will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Tax shelter reporting

If a holder recognizes a loss as a result of a transaction with respect to our stock of at least (i) for a holder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Holders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, holders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT

OF DUPONT FABROS TECHNOLOGY, L.P.

The following summary of the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P., which we refer to as the “partnership agreement,” does not purport to be complete. For more detail, you should refer to the partnership agreement itself. See “Where to Find Additional Information” for information on how to obtain documents from us, including the partnership agreement. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to DuPont Fabros Technology, Inc.

Management of Our Operating Partnership

Our operating partnership, DuPont Fabros Technology, L.P., is a Maryland limited partnership that was formed on July 6, 2007. Our company is the sole general partner of our operating partnership and as of March 31, 2015, owned approximately 80.9% of the units of limited partnership interest in the operating partnership, which we refer to in this section as the “OP Units.” We conduct substantially all of our business through our operating partnership. As sole general partner of the operating partnership, we manage its day-to-day business affairs. We may cause our operating partnership to enter into major transactions including acquisitions, dispositions, and refinancings, subject to certain limited exceptions. However, the partnership agreement restricts our ability to engage in a business combination as more fully described below in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions.” The limited partners of our operating partnership may not transact business for, or participate in the management activities or day-to-day decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners.

In the partnership agreement, the limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders, collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In particular, we will be under no obligation to consider the tax consequence to limited partners when making decisions for the benefit of the operating partnership, but we are expressly permitted to take into account our tax consequences. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions so long as we have acted in good faith.

We may issue shares of our common or preferred stock in exchange for cash or other property, which we will contribute to the operating partnership, and we may also acquire or dispose of shares of our common or preferred stock or OP units without consent of the limited partners. We may also conduct certain investment activities outside of our operating partnership, such as holding minority interests in subsidiary partnerships in order to maintain their status as partnerships, holding up to 100% of qualified REIT subsidiaries or limited liability companies, and owning bank accounts and other short-term investments we deem necessary to carry out our responsibilities under the partnership agreement and our charter.

Transferability of Interests

Except in connection with a transaction described below in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions,” we, as general partner, may not voluntarily withdraw from the operating partnership, or transfer or assign all or any portion of our interest in the operating partnership, without the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners holding 25% or more of all of the outstanding OP units held by limited partners.

Generally, the partnership agreement may not be amended, modified, or terminated without our approval and the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us if such actions would adversely affect the rights, privileges and protections afforded to the limited partners under the partnership agreement. As general partner, we will have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners, as may be necessary to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional OP units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional OP units issued by the operating partnership;

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	reflect changes that are reasonably necessary for us, as general partner, to qualify and maintain our qualification as a REIT;

•	modify the manner in which capital accounts are computed;

•	include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; or

•	satisfy any requirements, conditions or guidelines of federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, or alter the protections of the limited partners in connection with termination transactions described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us, we, as general partner, may not do any of the following except as expressly authorized in the partnership agreement:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the partnership agreement;

•	enter into or conduct any business other than in connection with our role as general partner of the operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership;

•	except as described below in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions,” withdraw from the operating partnership or transfer any portion of our general partnership interest; or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Partners

The partnership agreement provides that we, as the general partner, shall distribute quarterly all, or such portion as we may in our discretion determine, of available cash to the partners of the operating partnership on a pro rata basis in accordance with the partners’ respective percentage interests after accounting for any preferred partnership interests that may be issued in the future, provided however, that we shall take reasonable efforts to cause the operating partnership to distribute sufficient amounts, in our discretion, to enable us to continue to qualify as a REIT and to avoid any federal income or income excise tax that would otherwise be imposed on us.

Available cash is the sum of the limited partnership’s net operating cash flow plus reductions of any reserves and minus principal payments on debt and capital expenditures, investments in any entity, and increases in reserves or working capital accounts and any amounts paid in redemption of OP units.

Redemption/Exchange Rights

In general, a limited partner may exercise a redemption right to redeem his or her OP units at any time beginning 12 months following the date of the issuance of the OP units held by the limited partner. Unless expressly provided in an agreement between us and a limited partner, limited partners who acquired OP units prior to, on or contemporaneously with the date of closing of our initial public offering on October 24, 2007, have the right to require our operating partnership to redeem all or a portion of their OP units for cash based upon the fair market value of an equivalent number of shares of our company’s common stock (or a number of shares adjusted to account for stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions, and similar events) as determined at the time of the redemption. Unless we otherwise consent, limited partners holding more than 1,000 OP units may not effect a redemption for fewer than 1,000 OP units, and limited partners holding fewer than 1,000 OP units may not effect a redemption for fewer than all of their OP units. The redeeming limited partner will have no right to receive any distributions paid on or after the redemption date with respect to the OP units redeemed.

Rather than paying cash to a unitholder upon receipt by us of a written notice of redemption, we may alternatively elect in our sole and absolute discretion to acquire the OP units in exchange for issuing shares of our common stock. We filed a registration statement on November 7, 2008 with respect to shares of our common stock that may be issued upon redemption of these OP units, and the subsequent resale of such shares, and the SEC declared that registration statement effective on December 19, 2008. We will promptly notify the redeeming limited partner of our election, and such limited partner may elect to withdraw his or her redemption request at any time prior to the receipt by such limited partner of cash from the operating partnership or shares of our common stock. Our acquisition in exchange for common stock will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions, and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for OP units in connection with each redemption request, rather than having our operating partnership redeem the OP units for cash; however, we will determine whether to redeem for shares of common stock or cash on a case by case basis upon receipt of each written notice of redemption. With each redemption or exchange, we increase our percentage ownership interest in our operating partnership.

Each limited partner may exercise his or her redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Restrictions on Ownership—Restrictions on Ownership and Transfer.” A redeeming limited partner will continue to own his or her OP units subject to any redemption or exchange for shares of our common stock and be treated as a limited partner with respect to such OP units for all purposes until such OP units are transferred to us and paid for or exchanged on the redemption date. Until the redemption date, provided that we have elected to acquire OP units for shares of our common stock, the redeeming limited partner will have no rights as a stockholder with respect to such redeeming limited partner’s OP units.

Registration Rights

We have granted certain registration rights with respect to the shares of our common stock that may be issued in connection with the exercise of the right to redeem OP units under the partnership agreement. For OP units issued prior to the date on which we became eligible to file a registration statement on Form S-3 under the Securities Act, these registration rights required us to seek to register all such shares of our common stock on a “shelf” registration statement under the Securities Act by filing such registration statement within 30 days after the date on which after we became eligible to use such a registration statement. With respect to any OP units that are issued on or after the date on which we became eligible to use a registration statement on Form S-3, we are required to file a “shelf” registration statement on such date or dates as may be set forth in any agreement between us, our operating partnership and the holders of such OP units; provided, however, that we are required to file only two such registration statements in any twelve-month period. We will bear expenses incident to our registration requirements under the registration rights granted by our partnership agreement, except that such expenses shall not include any underwriting fees, discounts or commissions or any out-of-pocket expenses of the persons exercising the redemption/exchange rights or transfer taxes, if any, relating to such shares.

Issuance of Additional OP units, Common Stock or Convertible Securities

As sole general partner, we have the ability to cause the operating partnership to issue additional OP units representing general and limited partnership interests. These additional OP units may include preferred limited partnership OP units.

In connection with the issuance of our Series A Preferred Stock, the partnership agreement was amended to designate and authorize the issuance of 8,050,000 of operating partnership’s 7.875% Series A Preferred Partnership Units, with a liquidation preference $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to us as the general partner of the operating partnership. The Series A Preferred Units have economic terms that are substantially similar to our Series A Preferred Stock. The Series A Preferred Units rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the operating partnership, senior to the common units of limited partnership interest of DFT, on parity with the Series B Preferred Units (as defined below) and other partnership units of the operating partnership, the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the operating partnership the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units. As of May 29, 2015, there were 7,400,000 Series A Preferred Units outstanding.

In connection with the issuances of our Series B Preferred Stock, the partnership agreement was amended to designate and authorize the issuance of up to 7,130,000 of the Partnership’s 7.625% Series B Preferred Partnership Units, with a liquidation preference of $25.00 per Series B Preferred Partnership Unit (the “Series B Preferred Units”), to us as the general partner of the operating partnership. The Series B Preferred Units have economic terms that are substantially similar to our Series B Preferred Stock. The Series B Preferred Units rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the operating partnership, senior to the common units of limited partnership interest of DFT, on parity with the Series A Preferred Units and any other partnership units of the operating partnership the terms of which place them on parity with the Series B Preferred Units and junior to all partnership units of the operating partnership the terms of which specifically provide that such partnership units rank senior to the Series B Preferred Units. As of May 29, 2015, there were 6,650,000 Series B Preferred Units outstanding.

In addition, we may issue additional shares of our common stock or convertible securities, but, except as otherwise provided in the partnership agreement, only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants, or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the securities that we have issued.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to represent the operating partnership in any tax disputes and to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income or net loss of our operating partnership will generally be allocated to us, as general partner, and the limited partners in accordance with such partners’ respective percentage interests in our operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

In addition, we have and may in the future issue LTIP OP units to persons who provide services to our operating partnership for such consideration or for no consideration as we may determine to be appropriate, and admit such persons as limited partners of our operating partnership. The LTIP OP units will be similar to our operating partnership units in many respects and will rank pari passu with our OP units as to the payment of regular and special periodic or other distributions except liquidating distributions. The LTIP OP units may be subject to vesting requirements. Also, initially LTIP OP units will not have redemption or common stock exchange rights. Holders of vested LTIP OP units generally may convert some or all of their LTIP OP units into OP units under certain circumstances, provided that the holder’s capital account balance attributable to each such LTIP OP unit to be converted equals our capital account balance with respect to an ordinary OP unit. Because the holders of LTIP OP units generally will not pay fair market value for the LTIP OP units, their capital account balance attributable to an LTIP OP unit initially will generally be zero. Accordingly, to increase the capital account balances of holders of LTIP OP units so they may convert such profits interest OP units into OP units, the partnership agreement provides that holders of LTIP OP units are to receive special allocations of gain in the event of an actual or hypothetical sale of all or substantially all of the assets of our operating partnership prior to the allocation of gain to us or other limited partners. Once the LTIP OP units are converted to OP units, the OP units will have all of the rights and obligations associated with OP units as set forth in the partnership agreement.

Operations

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Restrictions on Mergers, Sales, Transfers and Other Significant Transactions

We may not merge, consolidate or otherwise combine our assets with another entity, in a transaction in which we are not the surviving entity or sell all or substantially all of our assets, or reclassify, recapitalize or change the terms of our outstanding common equity interests without the consent of limited partners holding more than 50% of the outstanding limited partner OP units other than us, unless:

•	in connection with such event, all limited partners, other than ourselves as a limited partner, shall have a right to receive consideration that is equivalent to the consideration received by holders of our common stock; or

•	substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners, other than us, will hold rights that are at least as favorable relative to the rights of the shareholders of the surviving general partner as the existing rights held by our limited partners are relative to the rights of our shareholders, including preservation of their current tax position and redemption rights with respect to their ownership of OP units.

Term

Our operating partnership will continue in full force and effect until dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement provides that we will be indemnified, as general partner, and our officers, directors, employees, agents and any other persons we may designate will be indemnified, from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common and preferred stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of common stock are listed on the NYSE under the symbol “DFT.” Our Series A Preferred Stock and Series B Preferred Stock also trade on the NYSE under the symbols “DFTPrA” and “DFTPrB”, respectively. Any securities that we issue, other than common stock, the Series A Preferred Stock and the Series B Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of DuPont Fabros Technology, Inc. appearing in DuPont Fabros Technology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of DuPont Fabros Technology, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DuPont Fabros Technology, L.P. appearing in DuPont Fabros Technology, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of DuPont Fabros Technology, L.P.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.dft.com. You should not consider information on our website to be part of this prospectus.

Our common stock and preferred stock are listed on the New York Stock Exchange (the “NYSE”) and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	our Definitive Proxy Statement filed with the SEC on April 8, 2015;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2015, February 25, 2015 (as amended February 25, 2015), March 19, 2015, March 31, 2015 and June 1, 2015; and

•	our Registration Statements on Form 8-A filed on October 16, 2007, October 18, 2010, and March 11, 2011, which incorporate by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-145294), the description of our Series A Preferred Stock from our prospectus supplement dated October 7, 2010, and the description of our Series B Preferred Stock from our prospectus supplement dated March 3, 2011, respectively, and all reports filed for the purpose of updating such description respectively, and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting DuPont Fabros Technology, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

Attn: Investor Relations

Website: http://www.dft.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

DuPont Fabros Technology, L.P.

$250,000,000

5.625% Senior Notes due 2023

PROSPECTUS

SUPPLEMENT

JUNE 4, 2015

Joint Book-Running Managers

SunTrust Robinson Humphrey

Goldman, Sachs & Co.

KeyBanc Capital Markets

RBC Capital Markets

Regions Securities LLC

Stifel

Co-Manager

TD Securities